PURCHASE AND SALE AGREEMENT



                CASTEX ENERGY 1995, L.P. AND CASTEX ENERGY, INC.



                                    AS SELLER



                                       AND



               ENERGY PARTNERS, LTD. AND EPL OF LOUISIANA, L.L.C.



                                    AS BUYER



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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.
                      Purchase and Sale; Purchase Price and
                            Adjustments; Accounting.

1.1      Purchase and Sale.....................................................1
1.2      Purchase Price........................................................1
1.3      Purchase Price Adjustment.............................................1
1.4      Gas Imbalances........................................................3
1.5      Preliminary Accounting Statement......................................4
1.6      Final Accounting Settlement...........................................4
1.7      Allocation............................................................5

                                   ARTICLE 2.
                    Representations and Warranties of Seller.

2.1      Organization and Good Standing........................................5
2.2      Authority.............................................................5
2.3      No Litigation.........................................................6
2.4      No Violations.........................................................6
2.5      Brokers...............................................................6
2.6      Bankruptcy............................................................6
2.7      Payment of Taxes and Royalties........................................6
2.8      Sale of Hydrocarbons..................................................6
2.9      Preferential Rights and Consents to Assign............................7
2.10     Real Property Interests...............................................7
2.11     Contracts.............................................................7
2.12     Wells.................................................................7
2.13     Obligations...........................................................7

                                   ARTICLE 3.
                    Representations and Warranties of Buyer.

3.1      Organization and Good Standing........................................8
3.2      Authority.............................................................8
3.3      No Litigation.........................................................8
3.4      No Violations.........................................................8
3.5      Brokers...............................................................9
3.6      Bankruptcy............................................................9
3.7      Sufficient Resources..................................................9
3.8      Independent Evaluation................................................9
3.9      Securities Laws.......................................................9
3.10     Dealings with Seller's Employees.....................................10

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                                   ARTICLE 4.
              Conditions of the Subject Interests; Acknowledgments,
                            Waivers and Disclaimers.

4.1      Review of Records....................................................10
4.2      Special and Limited Title Warranty...................................10
4.3      Title Waivers........................................................10
4.4      Disclaimers and Waivers of Representations, Warranties
          and Information.....................................................10
4.5      Disclaimer Regarding Lands...........................................13
4.6      Title Defects........................................................13
4.7      Seller's Election to Cure............................................14
4.8      Downward Defect Adjustment...........................................14
4.9      Upward Adjustments...................................................15
4.10     Preferential Rights..................................................15
4.11     Consents to Assignment...............................................16
4.12     Casualty Loss........................................................17
4.13     Transfer of Operatorship.............................................17

                                   ARTICLE 5.
                             Environmental Matters.

5.1      Environmental Review.................................................17
5.2      Environmental Defects................................................19
5.3      Remedies for Environmental Defect....................................19
5.4      Post-Closing Environmental Indemnification by Buyer..................20
5.5      Condition of the Assets and Specific Buyer Indemnification
          with Respect to NORM and Other Hazardous Substances.................21
5.6      Waiver...............................................................21

                                   ARTICLE 6.
                  Pre-Closing Obligations of Seller and Buyer.

6.1      Pre-Closing Obligations of Seller....................................22
6.2      Pre-Closing Obligations of Buyer.....................................24

                                   ARTICLE 7.
                                  The Closing.

7.1      Conditions to Seller's Obligations to Close..........................25
7.2      Conditions to Buyer's Obligations to Close...........................25
7.3      Closing..............................................................26
7.4      Obligations of Seller at Closing.....................................26
7.5      Obligations of Buyer at Closing......................................27

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                                   ARTICLE 8.
                                  Termination.

8.1      Right of Termination.................................................28
8.2      Effect of Termination................................................28

                                   ARTICLE 9.
                            Post-Closing Obligations.

9.1      Buyer's Release, Indemnity and Assumption of Obligations.............29
9.2      Seller's Retention of Liability and Indemnity........................30
9.3      Limitations on Seller's Indemnity Obligations; Buyer's Release.......31
9.4      Procedure for Claims.................................................32
9.5      Waiver and Limitation of Indemnities and Certain Damages.............33
9.6      Records..............................................................33
9.7      Confidentiality......................................................34
9.8      Transfer of Operatorship.............................................34
9.9      Conveyance Costs.....................................................36
9.10     Revenues, Expenses and Capital Expenditures..........................36
9.11     Taxes................................................................36
9.12     Further Assurances...................................................37
9.13     Transfers............................................................37
9.14     Survival of Representations, Warranties and Obligations..............37
9.15     Reservation of Claims Against Third Parties..........................38
9.16     Default..............................................................38
9.17     Conflict of Interest.................................................39
9.18     Nominations and Accounting Responsibilities..........................39
9.19     Reasonable Access....................................................39

                                   ARTICLE 10.
                                 Miscellaneous.

10.1     Notices..............................................................40
10.2     Public Announcements.................................................41
10.3     Amendments...........................................................41
10.4     Headings.............................................................41
10.5     Governing Law........................................................41
10.6     No Partnership Created...............................................41
10.7     Successors and Assigns...............................................41
10.8     No Third Person Beneficiaries........................................42
10.9     Not Construed Against Drafter........................................42
10.10    Conspicuousness of Provisions........................................42
10.11    Execution in Counterparts............................................42
10.12    Entire Agreement.....................................................42
10.13    Waiver...............................................................42
10.14    Waiver of Trial by Jury..............................................42


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10.15    Waiver of Consumer Rights............................................42
10.16    Expenses of Sale.....................................................43
10.17    Exhibits.............................................................43
10.18    Severability.........................................................43
10.19    Dispute Resolution and Binding Arbitration...........................43

                                   ARTICLE 11.
                                  Definitions.

11.1     Definitions..........................................................44


EXHIBITS

Exhibit "A":      Leases

Exhibit "A-1":    Lands

Exhibit "B":      Wells

Exhibit "C":      Other Assets

Exhibit "D":      Contracts

Exhibit "E":      Excluded Assets

Exhibit "F":      Form of Assignment

Exhibit "G-1":    Assignments, Leases and Other Instruments Due to Seller

Exhibit "G-2":    Assignments, Leases and Other Instruments Owed by Seller

Exhibit "H":      Working Interests, Net Revenue Interests and Allocated Amounts

Exhibit "I":      Excluded Litigation and Claims

Exhibit "J":      Liens, Mortgages and Encumbrances

Exhibit "K":      AFEs and Other Commitments

Exhibit "L":      Non-Foreign Person Affidavit

Exhibit "M":      Gas Imbalances

Exhibit "N":      Non-Consent Penalties

Exhibit "O":      Preferential Rights

Exhibit "P":      Consents

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Exhibit "Q":      Bonds

Exhibit "R":      South Bourg Field

Exhibit "S":      Prospect Areas


                                       -v-

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                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement"), dated as of December 16, 2004, is made by and between

     Castex Energy 1995, L.P. ("1995"), a Texas limited partnership and Castex Energy, Inc. ("Inc."), a Texas corporation, each with an office at 333 No. Sam Houston Parkway East, Suite 1060, Houston, Texas 77060 (collectively "Seller")

      and

      Energy Partners, Ltd. ("Energy"), a Delaware corporation, and EPL of Louisiana, L.L.C. ("EPL"), a Louisiana limited liability company, each with its principal office at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170 (collectively "Buyer").

     In consideration of the provisions below and other good and valuable cause and consideration, the receipt, adequacy and validity of all of which are acknowledged and confirmed, Seller and Buyer agree as follows:

                                   ARTICLE 1.
                      Purchase and Sale; Purchase Price and
                            Adjustments; Accounting.

     1.1 Purchase and Sale. At the Closing, effective as of the Effective Time and subject to the provisions herein, Seller shall sell and convey the Subject Interests to Buyer and Buyer shall purchase, pay for and accept the Subject Interests from Seller.

     1.2 Purchase Price. The purchase price for the Subject Interests is One Hundred Fifty Million and No/100 United States Dollars ($150,000,000.00) (the "Purchase Price"), subject to adjustment in accordance with this Agreement. Upon executing this Agreement, Buyer shall pay by wire transfer in immediately available funds delivered to the following account the sum of Five Million and No/100 Dollars ($5,000,000.00) (the "Deposit"). At Closing, Buyer shall pay or cause to be paid the remainder of the Purchase Price, subject to adjustment in accordance with this Agreement, in immediately available funds delivered at the Closing to the following account (or such other account as Seller may designate before the Closing):

                           Bank:              Compass Bank
                           City:              Houston, Texas
                           ABA No.            113010547
                           Account No.        12216645
                           Acct. Holder       Castex Energy, Inc.

     1.3 Purchase Price Adjustment. The Purchase Price shall be adjusted as follows (the Purchase Price as so adjusted, the "Adjusted Purchase Price"). Nonetheless, even if any single item of income or expense can be categorized under more than one of the following categories, such item shall be counted only once for purposes of making adjustments to the Purchase Price. The Purchase Price shall be adjusted in accordance with this Section 1.3, but, notwithstanding any other provision of this Agreement, shall not be adjusted for: (i) actual or projected changes in production rates, (ii) alternate interpretations of reserves and (iii) the condition of the Equipment.

          (a) The Purchase Price shall be adjusted upward by the following amounts:

               1) the amount of all expenditures actually paid by Seller in connection with the operation of the Assets which are, in accordance with GAAP, attributable to the period of time after the Effective Time, including without limitation royalties, rentals and other charges; ad valorem, property, production, excise, severance, and any other Taxes (other than income Taxes) based upon or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom, in each case attributable to the Assets and not deducted or netted from proceeds under Section 1.3(b), as well as expenses properly incurred under applicable operating agreements, including any charges incurred by Seller as a non-operator, including without limitation geological and land costs and costs of drilling, testing, treating, completing, reworking, deepening, side-tracking, and plugging and abandoning wells;

               2) the amount of (i) gross proceeds actually received by Buyer, or offset by third parties against amounts owed by Buyer, from the sale of Hydrocarbons that are produced from or attributable to the Assets prior to the Effective Time, net of royalties that are owed to a Third Person, severance taxes, and marketing costs (including without limitation transportation, compression, gathering and processing fees) not reimbursed to Buyer or Seller by the purchaser of such Hydrocarbons, and (ii) any other income and proceeds actually received by Buyer, or offset by third parties against amounts owed by Buyer, with respect to the Assets, which are, in accordance with GAAP, attributable to the period of time prior to the Effective Time;

               3) the value of all Hydrocarbons in storage as of the Effective Time that is credited to the Assets, such value to be the actual price received for such Hydrocarbons upon the first sale thereof, or absent a sale, then such value shall be based upon the average market price posted in the area for Hydrocarbons of similar quality and grade in effect as of the Effective Time, in each case net of royalties that are owed to a Third Person, severance taxes, and marketing costs (including without limitation transportation, compression, gathering and processing fees) not reimbursed by the purchaser of such Hydrocarbons;

               4) all Taxes for which Buyer is responsible under Section 9.11, to the extent they are paid by or on behalf of Seller;

               5) the amount for any underproduced gas position of Seller as described in Section 1.4(b);

               6) the amount of the Negative Balance Suspense Accounts as of the Effective Time;

               7) all additional amounts mutually agreed upon in writing by Buyer and Seller; and

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               8) an amount equal to the sum of any Upward Adjustment provided for in Section 4.9.

     (b) The Purchase Price shall be adjusted downward by the following amounts:

          1) all revenues and related receivables (i) paid to Seller before it submits its Final Accounting Settlement under Section 1.6(a) and (ii) related to or arising out of the ownership, operation or use of the Subject Interests at or after the Effective Time;

          2) all amounts due by Seller under any Contract that (i) are attributable to the ownership, operation or use of any Subject Interest before the Effective Time, (ii) are paid by Buyer and (iii) are identified by Buyer to Seller before Seller submits its Final Accounting Settlement under Section 1.6(a);

          3) the amount of any overproduced gas position of Seller as described in Section 1.4(a);

          4) the Downward Defect Adjustment (subject to the provisions of
     Section 4.7(b));

          5) the Allocated Amount of any Subject Interests deemed "Excluded Assets" under Section 4.10(a) (except as provided in and subject to Section 4.10(b) or Section 4.11(c);

          6) any Purchase Price adjustment agreed to by the Buyer and Seller pursuant to the provisions of Section 5.2(b); and

          7) all additional amounts mutually agreed in writing to by Buyer and Seller.

          1.4 Gas Imbalances. To the best of Seller's Knowledge, the volume of any gas imbalance of Seller with respect to the Subject Interests, Leases, Wells and Units as of the Effective Time and whether at the wellhead, platform or otherwise are set forth on Exhibit "M" hereto (collectively the "Imbalance").

     (a) If pursuant to the Imbalance any gas volumes are due and owing by Seller to one or more underproduced Persons as of the Effective Time, Seller shall pay to Buyer (or credit Buyer for) an amount equal to the product of the Imbalance Price times such volume (in MMBtu's), net of any royalties, overriding royalties or other burdens, in order to reflect the estimated value and liability of such overproduction as of the Effective Time.

     (b) If pursuant to the Imbalance any gas volumes are due and owing to Seller by one or more overproduced Persons as of the Effective Time, Buyer shall pay to Seller an amount equal to the product of the Imbalance Price times such volume (in MMBtu's), net of any royalties, overriding royalties or other burdens, in order to reflect the estimated value and liability of such underproduction as of the Effective Time.

     The parties acknowledge and agree that (a) the Imbalance reflects the estimated amount of any gas imbalance owed to or by Seller and (b) the Imbalance Price reflects their estimated value of any underproduced or overproduced gas

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position of Seller in connection with any Subject Interest as of the Effective
Time, net of royalties, Taxes, overriding royalties and other burdens.

     1.5 Preliminary Accounting Statement. At least three (3) Business Days before the anticipated Closing, Seller shall prepare and present to Buyer a "Preliminary Accounting Statement" reflecting all then-applicable upward and downward adjustments to the Purchase Price as provided in Section 1.3, determined in accordance with GAAP as used in the oil and gas industry and using the best information then available. Seller and Buyer shall negotiate in good faith to resolve any disputes involving the Preliminary Accounting Statement. To the extent that the parties do not agree to any such amounts at or before Closing, such amounts shall be accounted for in, and in accordance with, the Final Accounting Settlement.

     1.6 Final Accounting Settlement.

     (a) Within ninety (90) Days after Closing but not earlier than sixty (60) days after Closing, Seller shall deliver to Buyer a statement (the "Final Accounting Settlement") setting forth (1) a detailed calculation of the Adjusted Purchase Price and (2) the net amount owing by Seller to Buyer or by Buyer to Seller, as appropriate.

     (b) Within thirty (30) Days after Buyer receives the Final Accounting Settlement, Buyer may submit to Seller a written notice (an "Objection Notice") that (1) sets forth each item in Seller's Final Accounting Settlement that Buyer contends does not comply with this Agreement, (2) provides the basis for each such objection, (3) provides supporting documentation for each such objection and (4) sets forth, based on all such objections, both the amount that Buyer contends equals the Adjusted Purchase Price and the net amount that Buyer contends is owing by Seller to Buyer or by Buyer to Seller, as appropriate. If Buyer does not timely deliver an Objection Notice in accordance with the preceding sentence, the Final Accounting Settlement, in the form delivered by Seller, shall be deemed to be true and correct and shall be final and binding on the parties.

     (c) If Buyer timely delivers an Objection Notice in accordance herewith, the parties shall use reasonable efforts to meet as soon as reasonably practicable to attempt to resolve all objections set forth in the Objection Notice.

     (d) If the parties fail to amicably resolve each objection in a timely Objection Notice, the disputed items in the Final Accounting Settlement shall be resolved by submitting the same to the Referee in Houston, Texas. But no objection shall be submitted to the Referee until at least twenty (20) Business Days after the meeting prescribed in Section 1.6(c). Each party giving any notice or submission to the Referee shall simultaneously provide a copy thereof to the other party. The Referee shall resolve the dispute(s) within twenty (20) Business Days after having the relevant materials submitted for review. The Referee shall act as an arbitrator for the limited purpose of determining the specific disputed matters submitted by either party and may not award damages or penalties to either party with respect to any matter. The decision of the Referee shall be binding on the parties and non-appealable. In determining the proper amount of the Adjusted Purchase Price, the Referee shall not fix the Adjusted Purchase Price at an amount more than the amount proposed by Seller in its Final Accounting Settlement nor at an amount less than the amount proposed

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by Buyer in its Objection Notice. The Referee shall not consider any objection to Seller's Final Accounting Settlement that is not set forth in a timely Objection Notice. Each party shall each bear its own legal fees and other costs of presenting its case. The fees and expenses of the Referee shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller; each party shall pay its proportionate share of the Referee's fees and expenses within ten (10) Business Days of the later of (a) the date when the Referee's decision is issued or (b) the receipt by such party of an itemized statement of such fees and expenses.

     (e) Within five (5) Business Days after the final determination of the Adjusted Purchase Price (whether by agreement or deemed agreement between the parties or by decision of the Referee), each party shall pay all net amounts reflected in the Final Accounting Settlement as being due and payable to the other party. Such net amounts shall bear legal interest from and after, but not before, such due date.

     1.7 Allocation. The Allocated Amounts (which shall be mutually agreed upon by the parties) are to be used solely (a) to adjust the Purchase Price in accordance with Title Defects, Environmental Defects and Preferential Rights. To the extent that the transactions contemplated by this Agreement are subject to the reporting requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, the parties will confer and cooperate in the preparation and filing of their respective federal and state tax reporting forms to reflect a consistent reporting of the agreed upon allocation.

                                   ARTICLE 2.
                    Representations and Warranties of Seller.

     Seller represents and warrants to Buyer on the date hereof and as of the Closing as follows:

     2.1 Organization and Good Standing. Inc. is a corporation duly organized, validly existing and in good standing under the Laws of the state of Texas and is duly qualified to do business and own immovable property in the state of Louisiana. 1995 is a limited partnership duly formed under the Laws of the state of Texas. Inc. is the sole general partner of 1995.

     2.2 Authority. Seller has all requisite corporate or partnership power and authority to own the Subject Interests owned by it, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Seller, the performance by Seller of all obligations to be performed by it and the consummation by Seller of the transactions contemplated herein have been duly authorized and approved by all necessary corporate and partnership action on behalf of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with this Agreement's terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     2.3 No Litigation. Except as listed on Exhibit "I" hereto, no demand, action, suit, arbitration, proceeding or Governmental Authority investigation against Seller has been served on Seller or, to the best of Seller's Knowledge, is pending or threatened against Seller related to the Assets or that challenges or may have the effect of delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

     2.4 No Violations. The execution and delivery of this Agreement by Seller does not, and the fulfillment and compliance with the provisions of this Agreement and the consummation by Seller of the transactions contemplated herein will not,

     (a) violate or conflict with any provision of the articles of incorporation, bylaws or partnership agreement (or similar organizational documents) of Seller;

     (b) require any filing or registration by Seller with, or any permit, consent or approval for Seller from, any Governmental Authority (assuming receipt of all consents and approvals of Governmental Authorities customarily obtained, or not required to be obtained until, after the sale or transfer of title, operatorship or control); or

     (c) conflict with, result in a breach of, constitute a default under, constitute an event that with notice or lapse of time would constitute a default under, accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval under any order, judgment or decree of any Governmental Authority.

     2.5 Brokers. Neither Seller nor any of its Related Persons has incurred any obligation or liability (direct, contingent or otherwise) for brokers' fees, finders' fees, agents' commissions or other similar compensation in connection herewith for which Buyer has any responsibility.

     2.6 Bankruptcy. There are no bankruptcy, reorganization or liquidation proceedings served on, filed by or being contemplated by Seller or, to the best of Seller's Knowledge, threatened or pending against Seller.

     2.7 Payment of Taxes and Royalties. Except as listed on Exhibit "I" hereto, to the best of Seller's Knowledge, (a) all Taxes relating to the Scheduled Interests, or any production or revenues attributable thereto, that were previously due and payable by Seller have been paid, except to the extent Seller is contesting the same in good faith and (b) all royalties and other similar payments relating to the Scheduled Interests that were previously due and payable by Seller under any Real Property Interest (other than such payments that are being held in suspense in any Suspense Account or as the result of title or ownership uncertainty, inadequate payor information or any other matter for which mineral or other proceeds may be suspended in the ordinary course of business) have been paid, except to the extent Seller is contesting the same in good faith.

     2.8 Sale of Hydrocarbons. To the best of Seller's Knowledge, the Scheduled Interests are not subject to any Hydrocarbon purchase or sale agreements that are neither terminable, without penalty, upon sixty (60) Days' notice or less nor listed on Exhibit "D" hereto. To the best of Seller's Knowledge, no portion of such proceeds attributable to the interests of Seller in the Real Estate Interests is being held in suspense, subject to a claim for refund by the purchaser, used as an offset or as collateral for other obligations (whether disputed or undisputed) or otherwise not being paid to Seller as it becomes due in the ordinary course of business.

     2.9 Preferential Rights and Consents to Assign. To the best of Seller's knowledge and except as otherwise reflected in Exhibit "O" or Exhibit "P" hereto, none of the Real Property Interests or Contracts is subject to a preferential right to purchase, an option of purchase, a Third Person consent to assignment requirement, or similar right or restriction.

     2.10 Real Property Interests. To Seller's knowledge, (a) the Real Property Interests have been operated during Seller's period of ownership in compliance with all applicable Laws, including Environmental Laws, except for such noncompliance as would not individually or in the aggregate, have a Material Adverse Effect and (b) neither Seller nor any Third Person is in material breach or material default, and there has occurred no event, fact or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by Seller, with respect to any of its obligations under any Real Property Interest.

     2.11 Contracts. The Contracts described on Exhibit "D" hereto, together with those contained in the public records, include all material and substantial contracts and agreements necessary to operate the Real Property Interests in substantially the same manner as they were being operated on the Effective Date. To the extent that Seller has been designated the operator of any Real Property Interest, Seller has, to the best of Seller's Knowledge, substantially fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in or under the Leases, the Contracts, and applicable Law, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. To Seller's knowledge, neither Seller nor any Third Person is in material breach or material default, and there has occurred no event, fact or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by Seller, with respect to any of its obligations under any Contract described on Exhibit "D" hereto.

     2.12 Wells. To Seller's knowledge, all wells drilled on the Real Property Interests during Seller's period of ownership have been drilled and, if completed, have been completed (i) within the boundaries of the Real Property Interests, or within the limits otherwise permitted by agreement or contract, pooling or unit agreement, by orders issued by a Governmental Authority, or by Laws, and (ii) in compliance with all applicable Law, except for such noncompliance as would not individually or in the aggregate, have a Material Adverse Effect.

     2.13 Obligations. There are no material operations on the Real Property Interests under any of the Contracts with respect to which either Seller or to the best of Seller's knowledge, any other Person elected or was deemed to have elected pursuant to the terms of such Contract to be a non-consenting party where such non-consent recoupment is still ongoing, except for those operations set forth on Exhibit "N" hereto, the effects of which operations on Seller's interests, if any, are reflected in the working interests and net revenue interests set forth in Exhibit "H" hereto.

                                   ARTICLE 3.
                    Representations and Warranties of Buyer.

         Buyer represents and warrants to Seller on the date hereof and as of the Closing as follows:

     3.1 Organization and Good Standing. Energy is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and is duly qualified to do business in the state of Louisiana and EPL is a limited liability company duly formed and validily existing under the Laws of the state of Louisiana. Buyer is duly qualified to do business and own immovable property in the state of Louisiana. Energy is the sole member of EPL.

     3.2 Authority. Buyer has all requisite corporate and company power and authority to own and lease the Subject Interests, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all of the obligations to be performed by it and the consummation by Buyer of the transactions contemplated herein have been duly authorized and approved by all necessary corporate and company action on behalf of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with this Agreement's terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     3.3 No Litigation. There is no demand, action, suit, arbitration, proceeding or Governmental Authority investigation pending or, to the best of Buyer's Knowledge, threatened against Buyer that, if determined adversely to Buyer, would have a Material Adverse Effect on the value or operation of the Subject Interests upon or after the Closing or that challenges or may have the effect of delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

     3.4 No Violations. The execution and delivery of this Agreement by Buyer does not, and the fulfillment and compliance with the provisions of this Agreement and the consummation by Buyer of the transactions contemplated herein will not,

     (a) violate or conflict with any provision of the articles of incorporation, bylaws or operating agreement (or similar organizational documents) of Buyer;

     (b) require any filing or registration by Buyer with, or any permit, consent or approval for Buyer from, any Governmental Authority (assuming receipt of all consents and approvals of Governmental Authorities customarily obtained, or not required to be obtained until, after the sale or transfer of title, operatorship or control); or

     (c) conflict with, result in a breach of, constitute a default under, constitute an event that with notice or lapse of time would constitute a default under, accelerate or permit the acceleration of the performance required by or require any consent, authorization or approval under any order, judgment or decree of any Governmental Authority.

     3.5 Brokers. Neither Buyer nor any of its Related Persons has incurred any obligation or liability (direct, contingent or otherwise) for brokers' fees, finders' fees, agents' commissions or other similar compensation in connection herewith for which Seller has any responsibility.

     3.6 Bankruptcy. There are no bankruptcy, reorganization or liquidation proceedings pending, served on or being contemplated by Buyer or, to the best of Buyer's Knowledge, threatened against Buyer.

     3.7 Sufficient Resources. At and after the Closing, Buyer will have sufficient cash, available lines of credit or other sources of immediately available funds (as well as sufficient financial resources, personnel and technical expertise) to pay the Adjusted Purchase Price and to assume the Assumed Obligations and otherwise to fulfill its obligations under this Agreement.

     3.8 Independent Evaluation. Buyer is a sophisticated, experienced and knowledgeable purchaser, owner and operator of oil and gas properties and related facilities, is able to bear the economic risks of acquiring and owning the Subject Interests and assuming the Assumed Obligations and Buyer's obligations under this Agreement, is able to evaluate (and has in fact evaluated) the Subject Interests for purchase and the merits and risks of acquiring and owning the Subject Interests and is not a "consumer" within the meaning of the Texas Deceptive Trade Practices-Consumer Protection Act, Tex. Bus. & Com. Code art. 17.41 et seq., the Louisiana Unfair Trade Practices and Consumer Protection Law, La. R.S. 51:1401 et seq., or any comparable Law. In making its decision to consummate the transaction contemplated herein, Buyer (a) will conduct its own independent investigation, evaluation, appraisal and judgment of the Subject Interests, (b) will satisfy itself, based upon its independent investigation, as to the physical and environmental condition of the Subject Interests and as to title to those Subject Interests that are not Scheduled Interests, (c) will rely on no representations or warranties of Seller (other than as expressly set forth in Article 2 and in the Special and Limited Title Warranty in Section 4.2), (d) will rely on no representations or warranties of any Related Person of Seller, and (e) will satisfy itself before Closing, based upon its independent investigation, as to title to the Scheduled Interests. Buyer has, with its legal counsel and other advisers, carefully reviewed all of the provisions of this Agreement and fully understands the factual background and legal effects of this Agreement, including without limitation the meaning and effect of each provision of this Agreement. Notwithstanding the foregoing in this Section 3.8, Buyer is expressly entitled to rely on the representations and warranties by Seller expressly set forth in
Article 2 and in the Special and Limited Title Warranty by Seller in Section 4.2 and shall be entitled to all available recourse should any of such representations or warranties be inaccurate, subject, however, to applicable limitations set forth in Article 9 below.

     3.9 Securities Laws. Buyer acknowledges that neither the solicitation of an offer for, nor the sale of, the Subject Interests by Seller has been registered under any securities Laws. Buyer intends to acquire the Subject Interests for its own benefit and account and is not acquiring the Subject Interests with the intent of distributing fractional undivided interests in any Subject Interest (or otherwise selling any Subject Interest) in a manner that would be subject to regulation under any federal or state securities Laws. If Buyer Transfers any Subject Interest or fractional undivided interests therein in the future, it will do so in compliance with all applicable Laws. At no time has Buyer been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction. Buyer is an "accredited investor" (as defined in Regulation D of the federal Securities Act of 1933, as amended).

     3.10 Dealings with Seller's Employees. Buyer has not entered into any financial, employment, contractor or agency arrangement, understanding, agreement or discussion with, or granted or promised any gift to, any director, officer or employee of Seller or any of its Related Persons.

                                   ARTICLE 4.
              Conditions of the Subject Interests; Acknowledgments,
                            Waivers and Disclaimers.

     4.1 Review of Records. Commencing on the date this Agreement is executed and until 5 pm on January 7, 2005 (the "Review Period"), Seller shall make available to Buyer during regular business hours the Records. During the Review Period, Buyer shall have the right, at its sole cost, risk and expense, to inspect such Records and to reasonably request copies of any and Records. Upon such request, Seller shall provide to Buyer at Buyer's expense requested copies made by Seller or, at either party's option, by a Third Person approved by Buyer and Seller.

     4.2 Special and Limited Title Warranty. Seller makes no warranty of title whatsoever; except that, upon and after Closing and subject to the provisions of
Article 9 and the other provisions of this Agreement, Seller shall defend Buyer (up to, but not exceeding, the net revenue interest for such Subject Interest as listed on Exhibit "H" hereto and for no more than the Allocated Amount of such Subject Interest) against the lawful Claims of any Third Person claiming an interest in a Subject Interest by, through or under Seller, except (a) by, through or under any Assignment, (b) for any Permitted Encumbrance or (c) for a Title Defect for which the Purchase Price is reduced, a Title Defect which was waived or deemed waived by Buyer or a Title Defect which the Seller cured pursuant to this Agreement (the "Special and Limited Title Warranty").

     4.3 Title Waivers. Buyer irrevocably waives for all purposes (a) all title limitations, defects and objections that do not relate to a Scheduled Interest or that otherwise do not constitute a Title Defect, (b) any Title Defect (1) that Seller cures in accordance with this Agreement, (2) for which the Purchase Price is reduced pursuant to Sections 4.6-4.8 or (3) that does not meet the thresholds of Section 4.7 and (c) except for the Special and Limited Title Warranty, all Title Defects not identified in a Title Defect Notice. Buyer shall have no right to seek an adjustment to the Purchase Price, make a Claim against Seller or any of its Related Persons or seek contribution, indemnity or defense (in accordance with Article 9 or otherwise) from Seller or any of its Related Persons in connection with any such matter waived above in this Section 4.3.

     4.4 Disclaimers and Waivers of Representations, Warranties and Information. Buyer represents and agrees that any of the Records or other information (written, oral or otherwise) previously, now or hereafter furnished or otherwise made available to Buyer or any other Person by Seller or any of its Related Persons is provided as a convenience only and shall not create or give rise to any liability against Seller or any of its Related Persons; that any reliance on or use of same shall be at Buyer's sole peril and risk to the maximum extent permitted by Law; that Buyer is not relying on Seller's skill or judgment in selecting any Subject Interest (even if Seller may know or have reason to know of Buyer's particular purpose for buying any Subject Interest) or on any warranty or representation by any Related Person of Seller; and that, upon Closing, the Subject Interests shall be sold and conveyed from Seller to Buyer "as is", "where is" and with all faults in their condition and state of repair as of Closing, without recourse. Except as expressly provided in this Agreement:

     (a) Buyer represents that it is relying solely on its own examination and inspection of the Subject Interests and Assets for title, environmental and all other purposes and is buying the Subject Interests at its sole peril and risk;

     (b) Seller negates and disclaims any and all (and Buyer represents that it is not relying on, and that, except as expressly stated in Article 2 above and as to the Special Limited Title Warranty, Seller has not made, any) representations and warranties (express, statutory, implied or otherwise), including without limitation concerning this Agreement, any Assignment or any Subject Interest, Asset or Assumed Obligation; and

     (c) Seller negates and disclaims any and all liability and responsibility for or associated with and any and all representations and warranties concerning (and Buyer acknowledges that it is not relying on and that Seller has not made any representations or warranties concerning) the quality, accuracy, completeness or materiality of any Records or other information previously, now or hereafter furnished or otherwise made available (electronically, orally, by video, in writing or by or through any other medium or means) to Buyer or any other Person; and

     (d) Except and only to the extent so provided in Article 9 for those matters for which Seller agrees to indemnify Buyer and Buyer's Related Persons pursuant to Section 9.2 below, Buyer irrevocably waives, and releases Seller, each prior owner of any Subject Interest and their Related Persons from and against, all Claims (whether currently asserted or unasserted, accrued or unaccrued, known or unknown or foreseen or unforeseen and whether direct, indirect, contingent or otherwise) based on, related to or arising out of (in whole or in part in any way) this Agreement, any Assignment or any Subject Interest, Asset or Assumed Obligation, whether or not arising at any time before, at or after the Effective Time and whether or not caused or contributed in whole or in part by the negligence, fault or strict liability (whether active, passive, sole, simple, concurrent, contingent or otherwise) of, or breach of contract or violation or Law by, Seller or any other Person and whether based on, related to or arising out of (in whole or in part in any way) any theory of liability or fault whether in tort, contract, quasi-contract, strict liability, unseaworthiness of any vessel, misrepresentation, equity, indemnity, contribution, violation or operation of any Law or any other cause whatsoever.

Without limiting the generality of the foregoing, these negations and disclaimers by Seller and these waivers, releases of Claims and representations by Buyer relate without limitation to:

               1) other than the Special and Limited Title Warranty, title, ownership, consideration, status, peaceable possession, eviction (under Louisiana Civil Code article 2500 or otherwise) or non-declared encumbrances (under Louisiana Civil Code article 2500 or otherwise);

               2) the geographic, geologic or geophysical characteristics associated with any or all of the Real Property Interests and Wells, including without limitation the existence, quality, quantity or recoverability of prospects or Hydrocarbon reserves;

               3) the costs, expenses, liabilities, status, revenues, receipts or economic value associated with, the continued productivity or financial viability of, the contractual, economic or financial data associated with or the rights or obligations (including without limitation the federal, state or local income or other Tax consequences) associated with this Agreement, any Assignment, any or all portions of the Subject Interests, Assets or agreements to which any Subject Interest is subject;

               4) the operatorship of any or all portions of the Assets or any other Wells, Units or property;

               5) fitness for Buyer's intended use or purpose, for any other particular use or purpose or for ordinary use (under Louisiana Civil Code article 2475 or 2524 or otherwise) or merchantability;

               6) freedom from, diminution in value because of or the presence or absence of redhibitory or other defects or vices (under Louisiana Civil Code article 2520 et seq. or otherwise), whether known or unknown and whether apparent, patent, latent, hidden or otherwise;

               7) the environmental or physical condition or state of repair (whether or not arising out of any environmental damage or defect or any violation of any Environmental Law or other Law) of any or all of the Assets or the protection of the environment or of human health or safety;

               8) the past or current presence or absence of NORM, asbestos, pollution, naturally occurring waste, hazardous or toxic materials or the costs, requirement or need (under any Environmental Laws or otherwise) for Plugging and Abandonment or any investigation, study, assessment, repair, clean-up, decommissioning, detoxification, remediation, removal, transportation or disposal (including without limitation for any such materials, any waste disposal or Hydrocarbon facility or any or all portions of the Assets);

               9) conformity with models or samples of materials;

               10) the cost, expense or ability to copy, transmit or use any electronic data;

               11) return or reduction of the Purchase Price or the Adjusted Purchase Price;

               12) rescission by Buyer of this Agreement or any Assignment; or

               13) any Environmental or Non-Environmental Claim previously, now or hereafter asserted.

     NOTWITHSTANDING THE FOREGOING IN THIS SECTION 4.4, BUYER IS EXPRESSLY ENTITLED TO RELY ON THE REPRESENTATIONS AND WARRANTIES BY SELLER EXPRESSLY SET FORTH IN ARTICLE 2 AND THE SPECIAL AND LIMITED TITLE WARRANTY AND SHALL BE ENTITLED TO ALL AVAILABLE RECOURSE SHOULD ANY OF SUCH REPRESENTATIONS OR WARRANTIES BE INACCURATE, SUBJECT, HOWEVER, TO APPLICABLE LIMITATIONS SET FORTH IN ARTICLE 9 BELOW. FURTHERMORE, IN THE EVENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THIS SECTION 4.4 AND ANY OTHER PROVISION OF THIS AGREEMENT OR ANY PROVISION OF ANY ASSIGNMENT, SUCH OTHER PROVISION OF THIS AGREEMENT OR PROVISION OF AN ASSIGNMENT SHALL CONTROL.

     4.5 Disclaimer Regarding Lands.

     (a) Buyer expressly acknowledges that Buyer is aware that the Lands are largely marsh lands, and there are numerous water covered areas within the boundaries of such lands, which may be susceptible to a claim by the State of Louisiana that the beds of such water covered areas are owned by the State of Louisiana as the beds of navigable waterbodies. Seller does hereby exclude any contractual, implied or other warranty or representation regarding whether water covered areas are navigable or not navigable, and whether the beds of such water covered areas are owned by Seller or, alternatively, owned by the State of Louisiana; provided, however, nothing contained in these statements is intended to limit in any manner Buyer's right to dispute any claim of ownership which may be asserted, in litigation or otherwise, by the State of Louisiana respecting any claim to the ownership of the beds of water covered areas, and Buyer's right to assert that the beds of such water covered areas are owned by Buyer because such water covered areas are, in fact, not navigable.

     (b) Buyer further acknowledges that Seller has made no representations or shall be making no warranties concerning the acreage content and/or depth restrictions of Seller's interest in the Lands, regarding the location of the boundaries of the Lands, concerning any encroachments upon the Lands, regarding the existence of Seller's rights in the Lands (including but not limited to the term(s) of Seller's rights) and the application of the laws of liberative prescription thereto, and especially that Seller has made no representations or warranties concerning whether portions of the Lands may have eroded into or subsided beneath adjacent water covered areas (and hence such areas may have become subject to a claim of ownership by the State of Louisiana).

     4.6 Title Defects. By written notice delivered to Seller during the period commencing on the date of this Agreement and ending at 11:59 p.m. Central Time on January 8, 2005 (the "Objection Period") (each such timely notice, a "Title Defect Notice"), Buyer may notify Seller of the existence of any matter that it believes constitutes a Title Defect. To constitute a proper Title Defect Notice, such notice must include with respect to each asserted Title Defect (1) the nature of, and a detailed legal explanation with respect to, such Title Defect,
(2) a description of each Scheduled Interest affected, (3) the Allocated Amount of each such Scheduled Interest, (4) the amount by which Buyer believes such Allocated Amount has been reduced as a result of such Title Defect (which amount must comply with Section 4.8), (5) the computations and information upon which Buyer's belief is based and (6) supporting documentation necessary for Seller to analyze Buyer's computations and the existence and amount of such Title Defect.

If and when Buyer believes that a Title Defect may exist, Buyer shall use reasonable efforts to notify Seller of such possible Title Defect and furnish available information concerning such possible Title Defect and, from time to time thereafter as Buyer obtains more information, shall provide Seller, as soon as practicable, with such additional information.

     4.7 Seller's Election to Cure. As to each Scheduled Interest for which Buyer asserts an alleged Title Defect in a Title Defect Notice during the Objection Period, the following provisions shall apply:

     (a) If Seller agrees to the existence of a Title Defect, Seller may elect to cure any Title Defect. A Title Defect shall be deemed cured if Seller delivers to Buyer curative material that, in Buyer's judgment, is sufficient to cure the Title Defect. Such material delivered by 11:59 p.m. on January 13, 2005 shall be deemed sufficient and acceptable to Buyer unless by 5:00 p.m. on January 17, 2005 Seller receives from Buyer written notice that the curative is not acceptable.

     (b) If Seller fails to cure a Title Defect in accordance with the provisions of Section 4.7(a), notwithstanding anything herein to the contrary, the Purchase Price shall not be reduced for a Title Defect (i) unless the Downward Defect Adjustment (as determined in accordance with the provisions of Section 4.8) for such Title Defect exceeds Fifty Thousand and No/100 Dollars ($50,000) or (ii) unless and until the aggregate of all such Downward Defect Adjustments (which satisfy subpart (a)) exceeds $200,000.00 (which amount shall be a threshold, not a deductible). As to any asserted Title Defect for which there is no reduction of the Purchase Price by virtue of the preceding sentence, for which Seller cures same, or for which there is a reduction in the Purchase Price or, (x) Seller shall have no further obligation with respect to such Title Defect, (y) Buyer shall be deemed to have waived such Title Defect and (z) the Subject Interest shall be conveyed to Buyer subject to such Title Defect.

     (c) At Closing, Seller may add to Exhibit "D" and Exhibit "E" hereto any assignments or other agreements or instruments obtained, and any textual changes necessary, (a) to cure any Title Defect and (b) to reflect any additional Excluded Assets under this Section.

     4.8 Downward Defect Adjustment. The value attributable to such uncured Title Defects ("Downward Defect Adjustment") shall be determined as follows:

               1) Where Seller agrees with the value of the Title Defect as set forth in Buyer's Title Defect Notice, that value shall be the value of the Title Defect.

               2) If the Title Defect is a lien, encumbrance or other charge upon the Scheduled Interest which is undisputed and liquidated in amount, then the Downward Defect Adjustment shall be the amount necessary to be paid to the obligee to remove the Title Defect from Buyer's proportionate interest in the affected Scheduled Interest; provided, however, that if the Title Defect affects more than Seller's interest in the affected Scheduled Interest, then the value of the Title Defect will be reduced proportionately to the extent of Seller's interest in the affected Scheduled Interest.

               3) If the Title Defect represents a uniform discrepancy for the entire Scheduled Interest for the life of same from the net revenue interest for any Schedule Interest stated on Exhibit "H", then the

          Downward Defect Adjustment for such Title Defect shall be the product of the Allocated Amount of such Scheduled Interest on Exhibit "H" multiplied by a fraction, the numerator of which is the net revenue interest decrease and the denominator of which is the net revenue interest stated on Exhibit "H".

               4) If the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Scheduled Interest of a type not described in subsections (1), (2) or (3) above, the Downward Defect Adjustment for the Title Defect shall be determined by taking into account the Allocated Amount of the Scheduled Interest so affected, the portion of the Scheduled Interest affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Scheduled Interest, and such other factors as are necessary to make a proper evaluation.

     Buyer and Seller agree that in no event shall a Downward Defect Adjustment for a Scheduled Interest exceed the Allocated Amount thereof.

     4.9 Upward Adjustments.

     (a) If, during the Review Period, either Seller or Buyer determines that there is any inaccuracy that results in Seller conveying or assigning to Buyer at Closing a net revenue interest in a Scheduled Interest which is higher than that reflected on Exhibit "H", such party shall, as soon as practicable, notify the other party of such inaccuracy (an "Additional Interest"). Such notice shall include: (i) a description of the affected Scheduled Interest (or interest therein or portion thereof); and (ii) a description of the Additional Interest with supporting documentation. If Buyer agrees that the net revenue interest in such Scheduled Interest is higher and desires to purchase such Additional Interest, then the Purchase Price shall be adjusted as follows: in the event of the identification of an Additional Interest, Seller and Buyer shall endeavor in good faith to agree upon the amount of such increase in value occasioned by such inaccuracy which, for increases in net revenue interest, shall be based upon the proportionate increase in the net revenue interest multiplied by the Allocated Amount of such Scheduled Interests. The full amount of increased value attributable to the sum of the Additional Interest is called an "Upward Adjustment." If Buyer does not desire to purchase the Additional Interest, then such Additional Interest shall be retained by Seller. If necessary, the parties shall enter into such additional agreements and instruments as are required to affect such exclusion of such Additional Interests from the transfer of the Assets. Notwithstanding anything in this Section 4.9(a) to the contrary, no Upward Adjustment shall be made to the Purchase Price if the corresponding Working Interest for the affected Scheduled Interest increases by an amount greater than the Additional Interest.

     (b) The aggregate amount of Upward Adjustments under the preceding subsection (a) shall be applied to increase the Purchase Price pursuant to
Section 1.3(a)(7).

     4.10 Preferential Rights. Seller shall send to the holder of each right listed in Exhibit "O" (each a "Preferential Right") written notice offering to sell to such holder, in accordance with the contractual provisions applicable to such Preferential Right, such Subject Interest on the terms of this Agreement and for the total Allocated Amount for such Subject Interest. Seller shall deliver to Buyer copies of all such notices and any responses thereto.

     (a) If, before Closing, a holder of a Preferential Right notifies Seller that it intends to exercise its Preferential Right with respect to a Subject Interest to which the Preferential Right applies (as determined in accordance with the agreement in which the Preferential Right arises) or if the election period for a Preferential Right has not expired before Closing, then subject to
Section 4.10(b), (i) the Subject Interest covered by the Preferential Right shall be deemed to constitute an "Excluded Asset" and shall be excluded from the Subject Interests to be conveyed to Buyer at Closing and (ii) the Purchase Price shall be reduced by the Allocated Amount of such Subject Interest.

     (b) If, with one hundred twenty (120) days following the Closing, the holder of the Preferential Right fails to exercise the Preferential Right within the election period thereunder, or fails to purchase the Subject Interest subject to the Preferential Right, Seller shall so notify Buyer. Within ten (10) Business Days after Buyer's receipt of such notice, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such Subject Interest under the terms of this Agreement for a price equal to the Allocated Amount thereof (and such Subject Interest shall no longer constitute an "Excluded Asset" by virtue of
Section 4.10(a)).

     4.11 Consents to Assignment. As between Buyer and Seller, Seller shall be responsible for exercising reasonable efforts to obtain those necessary consents and approvals which must be obtained prior to Closing and for giving all necessary notices of assignment of the Subject Interests from Seller to Buyer (each a "Consent", which include but are not limited to those on Exhibit "P" hereto which are customarily obtained prior to Closing). Nonetheless, before and following Closing, Buyer and Seller shall use reasonable efforts (which efforts shall not require either to incur any monetary or non-monetary obligations) to obtain these consents and approvals required for, and in giving all notices of, the transfer of any Subject Interest to Buyer.

     (a) If, before Closing, a Consent has not been obtained, satisfied or waived (if the parties mutually agree to such waiver), then subject to Sections 4.11(b) and (c), (i) the Subject Interest covered by the Consent shall be deemed to constitute an "Excluded Asset" and shall be excluded from the Subject Interests to be conveyed to Buyer at Closing and (ii) the Purchase Price shall be reduced by the Allocated Amount of such Subject Interest.

     (b) If, within one hundred twenty (120) days following the Closing, the Consent is obtained or otherwise satisfied, Seller shall so notify Buyer. Within ten (10) Business Days after Buyer's receipt of such notice, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such Subject Interest under the terms of this Agreement for a price equal to the Allocated Amount thereof (and such Subject Interest shall no longer constitute an "Excluded Asset" by virtue of Section 4.11(a)).

     (c) If, before Closing, a Consent concerning an Asset in the South Bourg Field (which is defined to include all Assets pertaining to the Leases and other interests described on Exhibit "R" hereto) has not been obtained, satisfied, or waived (if the parties mutually agree to such waiver) then (i) each and every Asset pertaining to or covering the South Bourg Field shall be excluded from the Subject Interests to be conveyed to Buyer at Closing and (ii) the Purchase Price shall be reduced by the Allocated Amount of such Subject Interests.

     (d) For any Subject Interest as to which Buyer waives the obtaining of a Consent at or before Closing, (i) such Subject Interest shall not constitute an "Excluded Asset"; (ii) the Purchase Price shall not be reduced for any reason related to such Consent; and (iii) notwithstanding anything to the contrary, Buyer shall indemnify, protect, defend and hold Seller, each prior owner of the Subject Interest and their Related Persons harmless from and against any Claim arising out of or related to any failure to obtain such Consent.

     4.12 Casualty Loss. If a Casualty Loss exists at Closing (a) Buyer shall purchase the Subject Interest affected by the Casualty Loss notwithstanding the Casualty Loss and without any adjustment to the Purchase Price therefor and (b) Seller shall at the Closing pay to Buyer any sums paid to Seller by reason of the Casualty Loss and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid insurance proceeds, awards and other payments for such Casualty Loss.

     4.13 Transfer of Operatorship. Seller makes no representations or warranties to Buyer as to the transferability (or assignability) of the operatorship of any Subject Interest or Asset. Buyer acknowledges that the rights and obligations associated with such operatorship are governed by the applicable Laws, regulatory authorities and agreement(s) and that such operatorship following the Closing will be determined in accordance therewith.

                                   ARTICLE 5.
                             Environmental Matters.

     5.1 Environmental Review. Subject to the following provisions and until 5:00 p.m. on January 17, 2005, Buyer may inspect the Assets operated by Seller and environmental data in Seller's files pertaining to the Assets and at Buyer's request, Seller shall contact the operators of Assets not operated by Seller to arrange for review and inspection of such Assets and of the data, information, documentation, books, and records pertaining thereto (collectively, "environmental data" for the purposes of this Section 5.1), at Buyer's sole cost, risk and expense. Buyer specifically acknowledges that (a) any access to Seller operated Assets or Seller's data is given as an accommodation only, at Buyer's sole cost, risk and expense; (b) Seller makes no representations whatsoever as to the accuracy, completeness, or reliability of any such environmental data or information derived from Buyer's review and inspection, or otherwise disclosed to or obtained by Buyer; and (c) Buyer relies and depends on and uses any and all such environmental and information derived from Buyer's review or inspection exclusively and entirely at its own risk and without any recourse to Seller whatsoever. Seller shall cooperate with Buyer to facilitate the performance by Buyer of any environmental testing that Buyer wishes to conduct at Buyer's sole cost and risk prior to Closing, which testing shall be conducted in a manner so as not to unreasonably interfere with Seller's or operator's operation of the Assets, and Seller and Buyer shall cooperate to ensure that such testing is performed on an expedited and confidential basis before Closing. Results of any such tests shall be treated as confidential, except to the extent disclosure is required under applicable Law.

     (a) To the fullest extent permitted by applicable Law, Buyer shall indemnify, defend and hold harmless Seller and its Related Persons from any and all Claims caused by, occurring from or in association with, arising out of or resulting from the activities of Buyer or any of its Related Persons in connection with said site visits and physical investigations of the Assets

(including without limitation Claims for injury to or death of any individual or for damage to or contamination of any property, natural resources or the environment), even if such indemnified act, omission, event or occurrence is caused in whole or in part by the negligence, fault or strict liability of any Seller, but not to the extent that any such indemnified event or occurrence is caused by or the result of the gross negligence or willful misconduct of Seller.

     (b) In addition to the foregoing indemnification obligations, Buyer assumes full responsibility for all damage to the Assets and/or to operations conducted by Seller or other operators associated with the Assets that is caused by, results from or arises from the activities of Buyer or its Related Persons in connection with said site visits and physical investigations of the Assets (including without limitation environmental remediation and response costs and damage to natural resources located on, in, under or above any real property that is part of or associated with the Assets), even if such damage is caused by, results from or arises out of the negligence, fault or strict liability of Seller, but not to the extent such damage is caused by, results from, or arises out of the gross negligence or willful misconduct of Seller. Upon Seller's request, Buyer shall immediately reimburse Seller for all such damages.

     (c) Buyer shall provide Seller with at least two (2) Business Days written notice before its desired date for testing the Assets and at least one (1) Business Day written notice before its desired time for assessing the Assets and will specify in the notice the desired locations to be tested or assessed. Seller will have the right for itself or its designee(s) to be present during any testing or other assessments and retains the right to prohibit Buyer from conducting any such testing or assessment, which is not reasonable and customary in a transaction such as the one contemplated hereby.

     (d) If Buyer undertakes an environmental assessment, both the consultant (if any consultant is employed) and the scope of the proposed assessment, including testing protocols, must be approved by Seller before the work may begin, which approval shall not be unreasonably withheld and/or delayed. If Buyer takes samples from the Assets, Seller may require Buyer to split any sample so that Seller may retain a sufficient split of such sample for its own testing or use. Buyer shall promptly furnish to Seller a copy of any assessment resulting from such inspection, including without limitation any reports, results, data, analyses, results and conclusions thereof (collectively with any assessment, "Assessment Information").

     (e) Buyer shall provide Seller with a copy of any preliminary report and access to all drafts of all reports and other Assessment Information produced or obtained by Buyer as a result of any environmental assessment or testing before a final version of any report is issued. Before the final version of any report is issued, Seller shall also have a reasonable opportunity to provide Buyer with comments and additional information, which Buyer agrees to review and consider before the final version of any report is issued. Upon completion of any final report, Buyer shall provide Seller with a copy of such report and any other written Assessment Information and shall also provide Seller access to all Assessment Information produced or obtained by Buyer as a result of any environmental assessment or testing.

     (f) Buyer shall not disclose (or permit any Related Person to disclose) any Assessment Information, or any information reviewed during such assessment, to any Third Person without the prior written consent of Seller, unless such disclosure is required by a lawful subpoena or order of a Governmental

Authority. In the event disclosure is sought pursuant to a subpoena or order of a Governmental Authority, Buyer shall (a) notify Seller in writing at least five
(5) days before such disclosure (b) use commercially reasonably efforts to undertake reasonable efforts to restrict any further disclosure in the form of a protective order, confidentiality agreement or other similar device; and (c) use reasonable efforts to assist Seller in any efforts to have, and shall not oppose any efforts by Seller to have, any such subpoena quashed or any such order vacated or modified.

If Buyer does not acquire the Assets for any reason, then upon request by Seller it shall deliver to Seller all Assessment Information and all materials prepared or obtained by Buyer or any Related Person that constitute or contain any Assessment Information pertaining to the Assets.

     5.2 Environmental Defects.

     (a) By written notice delivered to Seller during the time period prior to 5 p.m. on January 17, 2005 ("Environmental Objection Period"), Buyer shall notify Seller if Buyer believes that the environment associated with a Scheduled Interest contains an "Environmental Defect", which is defined as a violation or alleged violation of Environmental Laws or if Buyer believes there is an actual or threatened exposure of any person or natural resource to Wastes to the extent, as to each individual Environmental Defect, that: (a) prosecution, if instituted, would be reasonably likely to result in a penalty, fine or damage payment of One hundred thousand and No/100 Dollars ($100,000.00) or more, or (b) performance of corrective work in respect of such Environmental Defect required by Environmental Laws would be reasonably likely to result in expenditures of One hundred thousand and No/100 Dollars ($100,000.00) or more. Such notification (the "Environmental Defect Notice") shall include: (i) a description of such Environmental Defect, (ii) a copy of any environmental data pertaining to such Defect, and (iii) Buyer's calculation of the amount by which such Defects have diminished the value of the Scheduled Interests, which amount shall be determined by Buyer in good faith and in a reasonable manner ("Asserted Defect Value"). The value of all Environmental Defects must exceed one percent (1%) of the Purchase Price ("Environmental Defect Minimum Threshold") before there shall be any Purchase Price Adjustment or further action required of Seller under
Section 5.3 with respect to an Environmental Defect.

     (b) As to any Environmental Defect for which there is no further action or adjustment, (x) Seller shall have no further obligation with respect to such Environmental Defect, (y) Buyer shall be deemed to have waived such Environmental Defect and (z) the Subject Interest shall be conveyed to Buyer subject to such Environmental Defect.

     (c) If and when Buyer believes that an Environmental Defect may exist, Buyer shall use reasonable efforts to notify Seller of such possible Environmental Defect and furnish available information concerning such possible Environmental Defect and, from time to time thereafter as Buyer obtains more information, shall provide Seller, as soon as practicable, with such additional information.

     5.3 Remedies for Environmental Defect. With respect to each Environmental Defect asserted by Buyer in an Environmental Defect Notice, if Seller requests, Seller and Buyer shall discuss and agree whether a particular matter constitutes an Environmental Defect. As to each claim of an Environmental Defect made by

Buyer during the Environmental Objection Period (and upon satisfaction of the Environmental Defect Minimum Threshold set forth in Section 5.2 above), Buyer and Seller shall endeavor to agree upon one of the following three options, with option 5.3(c) being the default selection (subject to Buyer's election to proceed under Section 5.3(b)) in the event the parties are unable to agree upon subparts (a) or (b) below:

     (a) Prior to or at Closing, Seller and Buyer may mutually agree in writing separate and apart from this Agreement that Seller shall correct or make arrangements for the correction of such Environmental Defect, and Closing shall proceed without reduction of the Purchase Price and with Seller making such correction and, subject to the provisions of Sections 9.3 and 9.4 (including without limitation the provisions limiting this indemnification to any Claims for which Seller has received a proper Claim Notice in accordance with Section
9.4 within One (1) Year after the Effective Time, defending, indemnifying and holding Buyer and its Related Persons harmless against all Claims made by a Third Person attributable to such Environmental Defect; or

     (b) At Buyer's option, Buyer may elect to make corrections of or make arrangements for the correction of such Environmental Defect after Closing, and the parties shall proceed to Closing with a reduction of the Purchase Price in an amount mutually agreed to by the parties and with Buyer defending, indemnifying and holding Seller and its Related Persons harmless against all Claims attributable to such Environmental Defect; or

     (c) Buyer shall accept the Assets subject to any such Environmental Defect, the parties shall proceed to Closing without adjustment of the Purchase Price, and Seller shall, subject to the provisions of Sections 9.3 and 9.4 (including without limitation the provisions limiting this defense and indemnification to any Claims for which Seller has received a proper Claim Notice in accordance with Section 9.4 within one year after the Closing Date), defend, indemnify and hold Buyer and its Related Persons harmless against all Claims asserted by a Third Person with respect to such Environmental Defects, up to, but in no event to exceed, five percent (5%) of the Adjusted Purchase Price (such amount being cumulative for any and all claims of Environmental Defect made by Buyer). In the event of a claim asserted by a Third Person attributable to an Environmental Defect and a demand for indemnification by Buyer hereunder, Seller reserves the right to jointly negotiate with Buyer and the agency or party, if any, making such claim and the right of access to the affected site, the use of temporary storage and resources at such site, to the full extent held by Buyer, and the right to perform assessment, removal and remedial operations for such Environmental Defect, at its cost and risk, and any sums so expended by Seller shall be a credit against Seller's indemnity obligation, if any, under this
Section 5.3(c).

     Each party shall cooperate with the other party's reasonable corrective work, and any operations unreasonably interfering with the corrective work shall cease until correction is completed.

     5.4 Post-Closing Environmental Indemnification by Buyer. As of the Closing, but subject to the provisions of Sections 5.3(a) and (c), Buyer specifically assumes and shall be responsible for all environmentally-related duties and obligations of Seller and its Related Persons with respect to the Assets and shall protect, defend, indemnify and hold Seller and the Seller's Related Persons harmless from and against any and all Claims under any Environmental Law

(hereafter defined) with respect to the Assets, including without limitation any environmentally-related duties, conditions and obligations existing prior to or as of the Effective Time or relating to periods arising before the Effective Time. The term "Environmental Law(s)" as used here and elsewhere in this Agreement includes the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901, et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. ss. 9601, et seq.; the Clean Water Act, 33 U.S.C.A. ss.1251 et seq.; the Clean Air Act, 42 U.S.C.A. ss. 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C.A. ss.3001, et seq.; the Toxic Substances Control Act, 15 U.S.C.A. ss. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. ss.2701 et seq.; and all rules, regulations and orders adopted under the foregoing statutes, applicable state statutes addressing similar matters, or state or federal statutes enacted after the date of this Agreement applicable to any waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials (excluding NORM, as defined in Section 5.5), or hazardous substances (individually or collectively, "Wastes") on or included with the Assets or the presence, disposal, release or threatened release of all Wastes on, included with, or emanating from or through the Assets into the atmosphere or in or upon land or any water course or body of water, whether above or below the ground, and all other federal, state and local environmental and oil and gas laws and regulations, as well as all acts, laws, and regulations amendatory or supplemental thereto.

     5.5 Condition of the Assets and Specific Buyer Indemnification with Respect to NORM and Other Hazardous Substances. Except and to the extent as otherwise provided in this Agreement, Buyer specifically assumes the risk of the condition of the Assets and shall inspect the Assets prior to Closing, or hereby expressly waives such inspection right, if not timely exercised. Any such inspection, if made, shall cover, but not be limited to, the physical and environmental condition, both surface and subsurface, of the Assets. It is expressly recognized by Buyer that the lands and/or water bottoms, along with surface facilities and production equipment located thereon, having been used in connection with oil, gas, and water production, treatment, storage, and disposal activities, may contain naturally occurring radioactive materials ("NORM"), asbestos and other hazardous substances as a result of these operations. The generation, formation, or presence of NORM, asbestos or other hazardous substances in or on the Assets shall be the sole responsibility of Buyer, and Buyer and successors of Buyer shall defend, indemnify and hold Seller and Seller's Related Persons harmless from any and all Claims (except and to the extent otherwise provided in this Agreement), including without limitation, attorneys fees, court costs, and expenses associated with investigation of claims, testing and assessment, whether based on any theory of negligence, tort, breach of contract, breach of warranty, strict liability, regulatory liability or statutory liability, regardless of the sole, joint or concurrent negligence, breach of contract, breach of warranty, strict liability, regulatory liability, statutory liability, or other fault or responsibility of Seller or any other Person or party in any way arising from, resulting from or related to the presence of NORM, asbestos or other hazardous substances, whether such NORM, asbestos or other hazardous substance was in place before or after the Effective Time. Additionally, Buyer agrees to comply with all provisions of such laws, orders, rules or regulations applicable to Real Property Interests, such lands and/or water bottoms, the Wells, and the Equipment.

     5.6 Waiver. Unless raised by proper notice within the applicable time period set forth in Section 5.2, Buyer waives for all purposes all objections associated with the environmental, physical, and other condition of the Assets

(including Environmental Defects), and Buyer (on behalf of itself and the Buyer's Related Persons and their successors and assigns) irrevocably waives any and all Claims, (except subject to the limitations set forth in Section 9.3 and 9.4, Claims covered under Seller's indemnities pursuant to Section 5.3 (a) and
(c)), that they may now or hereafter have asserted against Seller associated with the same.

                                   ARTICLE 6.
                  Pre-Closing Obligations of Seller and Buyer.

     6.1 Pre-Closing Obligations of Seller.

     (a) Operations. During the Interim Period, Seller shall (except as otherwise provided in this Agreement):

               1) maintain and keep (or in the case of any Subject Interests that are operated by a Third Person, use reasonable efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to cause the operator of such Subject Interests to maintain and keep) the Subject Interests in a condition and working order consistent with its past practices and fully and timely perform all obligations imposed upon Seller (or in the case of any Subject Interests that are operated by a Third Person, use reasonable efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to cause the operator of such Subject Interests to perform all obligations imposed on such operator) in respect of any Subject Interests, including without limitation payment of royalties, shut-in royalties and any and all other required payments accruing through the Closing;

               2) pay timely (or in the case of any Scheduled Interests that are operated by a Third Person, use all reasonable efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to cause the operator of such Scheduled Interests to pay timely) all costs and expenses incurred in connection with the Scheduled Interests, except to the extent such costs and expenses are contested in good faith;

               3) keep in full force and effect insurance (including without limitation producing well and producing facilities coverages) comparable in amount and scope of coverage to that maintained by Seller for the Scheduled Interests at the time of execution of this Agreement and in the event of a Casualty Loss to use reasonable efforts to pursue such Claim; and

               4) promptly notify Buyer of each Casualty Loss about which Seller obtains Knowledge during the Interim Period.

     (b) During the Interim Period, Seller as operator on Buyer's behalf shall have no liability to Buyer for losses, Claims or damages sustained or liabilities incurred as a result of such interim operations conducted by Seller as operator, regardless of the sole, joint or concurrent negligence, strict liability, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Seller or any other person or party, except only to the extent any such loss, Claim, damage or liability is caused by, results from or arises out of the gross negligence or willful misconduct of Seller. Seller shall not be obligated for any expenditures after the Effective Time, and shall be entitled to recover any charges and expenses incurred in the course of such interim operations as part of the Final Accounting Settlement, including without limitation those items set forth in Exhibit "K" hereto.

     (c) Refrain from Certain Actions. During the Interim Period, and except as provided on Exhibits "G-1", "G-2" and "K" Seller shall refrain from taking (or in the case of any Subject Interests operated by a Third Person, use reasonable efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to prevent such operator from taking) any of the following actions without the prior written consent of Buyer (which shall not be unreasonably withheld):

               1) except as required under a Real Property Interest or Contract, sell or assign any interest in any Real Property Interest;

               2) voluntarily waive or release any material rights with respect to any Scheduled Interest, voluntarily relinquish Seller's position as operator with respect to any Scheduled Interest or voluntarily permit any Leases or other material rights with respect to any Scheduled Interest to expire (Seller shall have the obligation hereunder to pay any delay or Pugh clause rentals and shall immediately notify Buyer of the need to commence any operations to extend any mineral lease, mineral servitude or other agreement beyond its initial or primary term);

               3) enter into any contract or approve an authorization for expenditures requiring an expenditure net to Seller's interests in excess of Fifty Thousand and No/100 Dollars ($50,000) attributable to any Subject Interest except as a result of an emergency;

               4) enter in any contract for the sale or other disposition, or any call or option for such purchase, of Hydrocarbons produced or to be produced from the Scheduled Interests that is not terminable without penalty on Sixty (60) Days' notice or less;

               5) supplement, modify or amend in any material respect any instrument relating to or affecting immovable property to the extent such immovable property relates to the Subject Interests;

               6) commence any drilling, reworking, completion or similar operations on the Subject Interests (except emergency operations, operations required under presently existing contractual obligations or operations that Seller determines necessary or prudent to prevent the expiration, in whole or part, of any Lease or other agreement) estimated to cost more than Fifty Thousand and No/ 100 Dollars ($50,000) net to Seller's interest;

               7) voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss;

               8) commit to do any of the foregoing; or

               9) amending the Apache Agreement to extend the term thereof.

     (d) Notice of Defaults. Seller shall promptly notify Buyer of any written notice received by Seller during the Interim Period of (1) default under any Asset with respect to the Subject Interests or (2) any demand, action, suit, arbitration, proceeding or Governmental Authority investigation of the type described in Section 2.3 or 2.6.

     (e) Representations and Warranties. During the Interim Period, Seller shall use reasonable efforts to cause all representations and warranties of Seller contained in this Agreement to remain true and correct in all respects and shall promptly notify Buyer of any fact or circumstance about which Seller has or obtains Knowledge that would make any representation or warranty of Seller untrue, incorrect or misleading; provided, however, such notice to Buyer pursuant to this Section 6.1(e) shall not excuse Seller from liability for the inaccuracy or breach of any representation or warranty made herein.

     (f) Closing Conditions. During the Interim Period, Seller shall use reasonable efforts to satisfy the conditions to Closing set forth in Section 6.1, to the extent same are within Seller's control.

     6.2 Pre-Closing Obligations of Buyer.

     (a) Corporate Status. Buyer shall use reasonable efforts to maintain its corporate status and to assure that as of the Closing it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of the transactions contemplated by this Agreement.

     (b) Notice of Defaults. Buyer shall promptly notify Seller of any written notice received by Buyer during the Interim Period of any demand, action, suit, arbitration, proceeding or Governmental Authority investigation of the type described in Section 3.3 or 3.6.

     (c) Buyer's Confidentiality Obligation. Concerning information (whether written, oral or otherwise) provided previously, now or hereafter by or on behalf of Seller to or for Buyer in connection with this Agreement or the transactions contemplated hereby, Buyer shall (1) use such information only for Buyer's investigation of the Subject Interests in accordance herewith, (2) hold such information in confidence, using that maximum degree of care that Buyer or any of its Related Persons uses in protecting its own proprietary materials of a like kind, (3) not use (and not cause or permit any Third Person to use) such information for any other purpose and (4) not provide such information to any Related Person who is not an officer, director or employee of Buyer or to any other Third Person (other than potential or actual partners, investors, lenders or consultants of Buyer who before disclosure agree in writing to be bound by these confidentiality provisions). The obligations under this Section 6.2(c) as to any information shall not terminate until the earliest to occur of (i) the Closing; (ii) the time at which such information becomes available to and generally known by the public other than as a result of any disclosure made or facilitated by Buyer or its Related Persons; (iii) the time at which such information becomes available to Buyer from a source other than Seller or its Related Persons or any Person bound by an obligation of confidentiality to Seller or its Related Persons; and (iv) the time at which disclosure is compelled by a final order issued by a court of competent jurisdiction.

     (d) Representations and Warranties. During the Interim Period, Buyer shall use reasonable efforts to cause all representations and warranties of Buyer contained in this Agreement to remain true and correct in all material respects. Buyer shall promptly notify Seller of any fact or circumstance about which Buyer has or obtains Knowledge that would make any representation or warranty of Buyer untrue, incorrect or misleading.

     (e) Closing Conditions. Buyer shall use reasonable efforts to satisfy the conditions to Closing set forth in Section 6.2, to the extent same are within Buyer's control.

                                   ARTICLE 7.
                                  The Closing.

     7.1 Conditions to Seller's Obligations to Close. Seller's obligation to Close is subject to the waiver by Seller or satisfaction of the following conditions at or before the Closing:

     (a) Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects at the Closing as though made at and as of the Closing.

     (b) Performance. Buyer shall have performed and satisfied in all material respects the obligations, covenants and agreements required hereunder to be performed and satisfied by Buyer at or before the Closing.

     (c) Pending Matters. No suit, action or other proceeding by a Governmental Authority or other Third Person shall be pending or threatened that seeks substantial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit the consummation of this Agreement or any transactions contemplated hereunder.

     (d) Bonds. Buyer shall obtain from any Governmental Authority or Third Person the release of and shall return to Seller the bonds, letters of credit, certificates of deposit and similar security instruments identified on or referred to on Exhibit "Q" hereto (collectively the "Bonds") and shall provide to each such Governmental Authority and other Third Person such bonds, letters of credit, certificates of deposit and similar security interests as are required or necessary to secure the release of and return to Seller the Bonds and to fulfill any commitments or obligations in connection with the Bonds.

     7.2 Conditions to Buyer's Obligations to Close. Buyer's obligation to Close is subject to the waiver by Buyer or satisfaction of the following conditions at or before the Closing:

     (a) Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct in all material respects at the Closing as though made at and as of the Closing.

     (b) Performance. Seller shall have performed and satisfied in all material respects the obligations, covenants and agreements required hereunder to be performed and satisfied by Seller at or before the Closing.

     (c) Pending Matters. No suit, action or other proceeding by a Governmental Authority or other Third Person shall be pending or threatened that seeks substantial damages from Buyer in connection with, or seeks to restrain, enjoin or otherwise prohibit the consummation of, the transactions contemplated by this Agreement.

     (d) Release of Scheduled Liens. Recordable releases for those items listed on Exhibit "J" hereto shall have been delivered at or before Closing.

     (e) Termination of Commodity Price Hedge. Evidence, reasonably satisfactory to Buyer, of the unwinding and termination of that certain Transaction Confirmation #200410-6380 dated October 12, 2004 between Seller and ConocoPhillips Company, including without limitation a release of the security interest created in paragraph 10 of such Transaction Confirmation and of any setoff rights with respect to production from the Lapeyrouse Field existing under either the Base Contract between Seller and ConocoPhillips dated March 1, 2003 or the ISDA 2000 Master Agreement dated October 12, 2004 referred to in such Transaction Confirmation, shall have been provided to Buyer at or before Closing. Contemporaneously with the termination of that certain Transaction Confirmation #200410-6380 dated October 12, 2004 between Seller and ConocoPhillips Company, Buyer agrees to execute a Transaction Confirmation with ConocoPhillips to sell gas to ConocoPhillips from January 1, 2005 through March 31, 2005 pursuant to the terms contained in paragraph 4 and for the price contained in paragraph 1 of that certain Transaction Confirmation #200410-6380 dated October 12, 2004 between Seller and ConocoPhillips Company.

     7.3 Closing. The Closing shall be held at 10:00 a.m. on January 20, 2005 in Seller's offices in Houston, Texas, or at such other date or time, or in such other location, as Seller and Buyer may mutually agree in writing. Each party's obligations at Closing are each a condition precedent to the other's obligations at Closing and each shall be deemed to have occurred simultaneously.

     7.4 Obligations of Seller at Closing. At or before Closing, Seller shall deliver to Buyer:

     (a) multiple originals (as requested by Buyer), duly executed and acknowledged by or on behalf of Seller, of one or more Assignments that collectively convey to Buyer or Buyer's designee all the Subject Interests to be conveyed hereunder;

     (b) an executed statement certifying that Seller is not a foreign person within the meaning of Internal Revenue Code of 1986, as amended, substantially in the form attached as Exhibit "L" hereto;

     (c) multiple original (as requested by Buyer) division orders, transfer orders, letters in lieu thereof or joint directions to purchasers or pipeline transporters, as appropriate, necessary to inform same of the consummation of the transactions contemplated hereby;

     (d) the Preliminary Accounting Statement, duly executed by Seller;

     (e) to the extent necessary, one or more change-of-operator forms (Louisiana Office of Conservation Form MD-10-R-AO) or other instruments (duly executed and acknowledged by Seller (or its designee)) required by any

Governmental Authority to transfer from Seller (or its designee) to Buyer (or its designee) the operatorship of any Well, Unit or Lease (or portion thereof) operated by Seller (or its designee) as of the date of Closing; and

     (f) a certificate duly executed by the secretary or any assistant secretary of Seller, on behalf of Seller, dated as of the Closing, (1) attaching, and certifying on behalf of Seller as complete and correct, a copy of the resolutions authorizing the execution, delivery and performance by Seller of this Agreement and of the transactions contemplated hereby and (2) certifying on behalf of Seller the incumbency of each Person executing this Agreement, or any document delivered in connection with the Closing, on behalf of Seller.

     7.5 Obligations of Buyer at Closing. At or before Closing, Buyer shall deliver to Seller:

     (a) a wire transfer effected and completed in accordance with Section 1.2 for the Purchase Price (adjusted pursuant to the Preliminary Accounting Statement under Section 1.5), less the Deposit;

     (b) multiple originals, duly executed and acknowledged by Buyer, of each Assignment referenced in Section 7.4(a);

     (c) one or more letters in lieu of transfer orders or joint directions to purchasers or pipeline transporters, as appropriate, necessary to inform same of the consummation of the transactions contemplated hereby;

     (d) the Preliminary Accounting Statement, duly executed by Buyer;

     (e) to the extent necessary, one or more change-of-operator forms (Louisiana Office of Conservation Form MD-10-R-AO) or other instruments required by any Governmental Authority for the transfer of the operatorship of any well, unit or lease (or portion thereof) from Seller (or its designee) to Buyer (or its designee), duly executed and acknowledged by Buyer (or its designee);

     (f) a certificate duly executed by the secretary or any assistant secretary of Buyer, on behalf of Buyer, dated as of the Closing, (1) attaching, and certifying on behalf of Buyer as complete and correct, a copy of the resolutions authorizing the execution, delivery and performance by Buyer of this Agreement and of the transactions contemplated hereby and (2) certifying on behalf of Buyer the incumbency of each Person executing this Agreement, or any document delivered in connection with the Closing, on behalf of Buyer; and

     (g) Evidence (reasonably satisfactory to Seller's counsel) of compliance with or exemption from all requirements, if any, of all Governmental Authorities for the posting of plugging or other applicable bonds or other security (whether under a Lease, Contract, Louisiana Administrative Code 43:XIX.104 or otherwise) relating to the ownership, operation or use of any or all of the Subject Interests, Leases, Units and Wells.

                                   ARTICLE 8.
                                  Termination.

     8.1 Right of Termination. This Agreement may be terminated at any time at or before Closing by notice given at or before the Closing:

     (a) by mutual written consent of Seller and Buyer;

     (b) by Seller if any of the conditions in Section 7.1 has been neither waived by Seller nor satisfied by the time of the Closing; (c) by Buyer if any of the conditions in Section 7.2 has been neither waived by Buyer nor satisfied by the time of the Closing;

     (d) by Seller if there has been a material breach by Buyer of any of its representations, warranties or obligations contained in this Agreement that is not cured before the earlier of the time for Closing and five (5) Business Days after Buyer receives written notice of such breach;

     (e) by Buyer if there has been a material breach by Seller of any of its representations, warranties or obligations contained in this Agreement that is not be cured before the earlier of the time for Closing and five (5) Business Days after Seller receives written notice of such breach; or

     (f) by Seller or Buyer if the aggregate of (i) downward reductions in the Purchase Price under Sections 4.8 and 5.3(b) (before and exclusive of any other adjustments to the Purchase Price and (ii) the sum of the Asserted Defect Values on those Environmental Defects subject to Section 5.3(c) is equal to or exceeds five percent (5%) of the Purchase Price.

     (g) by Buyer if Preferential Rights are exercised with respect to (i) Real Property Interests with aggregate Allocated Values equal to or in excess of Thirty Million and No/100 United States Dollars or (ii) at least two (2) of such prospect areas (without regard to Allocated Values, if any, therefore), of the prospect areas described in Exhibit "T" hereto. In the event of (ii), Seller will have the option to present drilling opportunities of similar kind and nature to Buyer for the purpose of substituting prospect(s) for those lost to the preferential rights exercise. At Buyers sole discretion, Buyer may elect to accept such substitute prospect(s). If by the close of business on January 17, 2005 Buyer has not agreed to accept such substitute prospect(s) then Buyer shall provide written notice to Seller of Termination.

     8.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, this Agreement shall become void and of no further force or effect except as follows:

     (a) the provisions of this Article 8, and Sections 2.5, 3.5, 5.1 and 6.2(c) shall survive such termination and continue in full force and effect.

     (b) termination of this Agreement shall not affect or terminate the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

     (c) if this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all information furnished by or on behalf of Seller to Buyer or any of its Related Persons in connection with this Agreement or Buyer's investigation of the Subject Interests, together with all copies, extracts, excerpts or compilations of such information.

     (d) if Seller terminates this Agreement in accordance with Section 8.1(d) or for failure of the conditions stated in Section 7.1(a) or 7.1(b), then (1) Seller shall accept the Deposit (with all interest accrued thereon) as liquidated damages and as its sole and exclusive legal and equitable remedy for Buyer's failure to perform and (2) neither party shall have any further liability or obligation to the other (except as provided in Section 8.2(a)-(c)). The parties acknowledge and stipulate that, by executing this Agreement, Seller loses substantial investment opportunity to market the Subject Interests to Third Persons during the Interim Period; that damages for Buyer's breach of this Agreement or failure to satisfy the conditions in Section 7.1(a) or 7.1(b) (as well as the value of Seller's investment opportunities without this Agreement) are difficult or incapable of accurate estimation and that the Deposit (with all interest accrued thereon) is a reasonable forecast of just compensation for any harm that might be caused by Buyer's breach or failure to satisfy these conditions.

     (e) if the parties jointly terminate this Agreement under Section 8.1 (a), if Buyer terminates this Agreement in accordance with Section 8.1(c), 8.1 (e), 8.1(f) or 8.1 (g) or if Seller terminates this Agreement for any reason other than as set forth in Section 8.1 (a), 8.1 (b) or 8.1 (d), then (1) the Deposit shall be refunded to Buyer and (2) neither party shall have any further liability or obligation to the other (except as provided in Section 8.2
(a)-(c)).

                                   ARTICLE 9.
                            Post-Closing Obligations.

     9.1 Buyer's Release, Indemnity and Assumption of Obligations. Notwithstanding anything to the contrary in Section 9.2 or elsewhere herein, Buyer and its successors and assigns hereby release Seller, each prior owner of any Subject Interest and their Related Persons from all Assumed Obligations and, upon and after Closing, shall assume each and every Assumed Obligation, timely pay all costs and expenses associated with each and every Assumed Obligation and duly and timely perform and discharge (in accordance with this Agreement, all Contracts and all applicable Laws and Permits and to the reasonable satisfaction of Seller, all applicable Governmental Authorities and all applicable landowners) each and every Assumed Obligation. Further, notwithstanding anything to the contrary in Section 9.2 or elsewhere herein, Buyer and its successors and assigns shall, upon and after Closing, fully protect, indemnify, defend and hold harmless Seller, each prior owner of any Subject Interest and their Related Persons from and against any and all Claims arising out of or in connection with the following:

     (a) any and all Assumed Obligations; and

     (b) any and all Claims related to or arising out of (1) any inaccuracy in any representation or the breach of any warranty of Buyer set forth in this Agreement or (2) any failure of Buyer to perform or observe any obligation to be performed or observed by Buyer under this Agreement (unless waived or deemed waived by Seller).

     Neither Seller nor its Related Persons shall incur any liability for Buyer's failure to properly perform or discharge any Assumed Obligation. Except to the extent of any Retained Liabilities, neither Buyer nor its Related Persons shall be entitled to claim a breach of Seller's obligations under this Agreement or to seek indemnity or defense on the grounds that any prior operations, including without limitation any Plugging and Abandonment operations are not properly complete or that additional costs will be required to properly complete such operations. THE PROVISIONS OF THIS SECTION 9.1 APPLY TO ANY AND ALL ASSUMED OBLIGATIONS (WHETHER CURRENTLY ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, KNOWN OR UNKNOWN OR FORESEEN OR UNFORESEEN AND WHETHER DIRECT, INDIRECT, CONTINGENT OR OTHERWISE WHETHER OR NOT ARISING AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME AND WHETHER OR NOT CAUSED OR CONTRIBUTED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (WHETHER SUCH NEGLIGENCE, FAULT OR STRICT LIABILITY IS ACTIVE, PASSIVE, SOLE, SIMPLE, CONCURRENT, CONTINGENT OR OTHERWISE) OF, OR BY BREACH OF CONTRACT OR VIOLATION OF LAW BY SELLER OR ANY OTHER PERSON AND WHETHER OR NOT BASED ON, RELATED TO OR ARISING OUT OF (IN WHOLE OR IN PART IN ANY WAY) ANY THEORY OF LIABILITY OR FAULT WHETHER IN TORT, CONTRACT, QUASI CONTRACT, STRICT LIABILITY, UNSEAWORTHINESS OF ANY VESSEL, MISREPRESENTATION, EQUITY, INDEMNITY, CONTRIBUTION, VIOLATION OR OPERATION OF ANY LAW OR ANY OTHER CAUSE WHATSOEVER. NONETHELESS, THIS SECTION 9.1 SHALL NOT APPLY TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF SELLER.

     9.2 Seller's Retention of Liability and Indemnity. Notwithstanding anything to the contrary in Section 9.1 or elsewhere herein, but subject to the other provisions of this Agreement (including without limitation this Section 9.2 and Sections 9.3 and 9.4), Seller and its successors and assigns

     (a) hereby release Buyer and its Related Persons from all Retained Liabilities and, upon and after Closing, shall timely pay all costs and expenses associated with each and every Retained Liability and duly and timely perform and discharge each and every Retained Liability; and

     (b) shall, upon and after Closing, fully protect, indemnify, defend and hold harmless Buyer and its Related Persons from and against any and all Claims arising out of or in connection with the following:

               1) any and all Non-Environmental Claims that (i) are asserted by a Third Person who is not a Related Person of Buyer; (ii) Seller received written notice of within one year of the Effective Time,
          (iii) relate to or arise out of any Subject Interest and (iv) pertain to acts, omissions or events that occurred solely before the Effective Time;

               2) any Environmental Defects specifically assumed by Seller pursuant to the provisions of Section 5.3(a) or (c); and

               3) any and all Claims related to or arising out of (i) any inaccuracy in any representation, or the breach of any warranty, of Seller set forth in this Agreement or (ii) any failure of Seller to perform or observe any obligation to be performed or observed by Seller under this Agreement (unless waived or deemed waived by Buyer).

Neither Buyer nor its Related Persons shall incur any liability for Seller's failure to properly perform or discharge any Retained Liability. THE PROVISIONS OF THIS SECTION 9.2 APPLY TO ANY AND ALL RETAINED LIABILITIES (WHETHER CURRENTLY ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, KNOWN OR UNKNOWN OR FORESEEN OR UNFORESEEN AND WHETHER DIRECT, INDIRECT, CONTINGENT OR OTHERWISE).

     9.3 Limitations on Seller's Indemnity Obligations; Buyer's Release. Notwithstanding anything to the contrary in Section 9.2 or elsewhere herein, (i) Seller shall have no obligation under this Agreement or otherwise to release Buyer and its Related Persons, timely pay, perform and/or discharge and protect, indemnify, defend or hold harmless Buyer or any of its Related Persons from or against any one or more of the following Claims and (ii) Buyer releases Seller, each prior owner of any Subject Interest and their Related Persons from and waives each of the following Claims:

     (a) any and all Claims based on, related to or arising out of (in whole or in part in any way) (1) Environmental Claims or Environmental Laws (less and except any such matters specifically assumed by Seller pursuant to the provisions of Section 5.3(a) or (c) and only to the extent so assumed), (2) the prior operations (including, but not limited to any plugging and abandonment operations) of any or all portions of the Subject Interests, Leases, Units, Equipment and Wells, (3) any underproduced or overproduced gas position with respect to any or all portions of the Subject Interests, Leases, Real Property Interests, Units and Wells, (4) any Suspense Account, (5) any Claim described in
Section 9.1, (6) any obligation, duty or liability assumed by Buyer under this Agreement (whether under Section 9.1 or otherwise) or (7) any matter within the scope of any express waiver or release by Buyer or disclaimer by Seller in this Agreement; and

     (b) any and all Claims (with the exception of Claims relating to the Retained Liabilities) for which Seller has not received a Claim Notice in accordance with Section 9.4 within one (1) year after the Effective Time.

THIS SECTION 9.3 SHALL BE GIVEN FULL AND EXPRESS EFFECT EVEN IF, AS A RESULT THEREOF, SELLER, EACH PRIOR OWNER OF ANY SUBJECT INTEREST OR ANY OF THEIR RELATED PERSONS WOULD BE INDEMNIFIED AGAINST ITS OWN NEGLIGENCE, FAULT OR STRICT LIABILITY (WHETHER SUCH NEGLIGENCE, FAULT OR STRICT LIABILITY IS ACTIVE, PASSIVE, SOLE, SIMPLE, CONCURRENT, CONTINGENT OR OTHERWISE) OR FROM ITS BREACH OF CONTRACT OR VIOLATION OF LAW AND WHETHER OR NOT BASED ON, RELATED TO OR ARISING OUT OF (IN WHOLE OR IN PART IN ANY WAY) ANY THEORY OF LIABILITY OR FAULT WHETHER IN TORT, CONTRACT, QUASI-CONTRACT, STRICT LIABILITY, UNSEAWORTHINESS OF ANY VESSEL, MISREPRESENTATION, EQUITY, INDEMNITY, CONTRIBUTION, VIOLATION OR OPERATION OF ANY LAW OR ANY OTHER CAUSE WHATSOEVER. NONETHELESS, THIS SECTION
9.3 SHALL NOT APPLY TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF SELLER.

     Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller's cumulative indemnity obligations to Buyer and the its Related Persons under this Agreement shall not exceed the Adjusted Purchase Price.

     9.4 Procedure for Claims. The following provisions shall apply for a party (a "Claimant") to assert a Claim under or arising out of this Agreement or any Assignment (whether for protection, indemnity, defense, warranty, breach of this Agreement or otherwise) against the other party (the "Respondent"). The following provisions shall also apply for a Related Person of a party (also, a "Claimant") to assert a Claim under or arising out of this Agreement or any Assignment for protection, indemnity or defense.

     (a) To assert a Claim, the Claimant shall give to the Respondent a written notice (a "Claim Notice") that includes (1) the specific details of the Claim and (2) specific basis under this Agreement for the Claim. In the event that the Claim is by a Third Person against the Claimant (a "Third Person Claim"), the Claimant shall submit its Claim Notice promptly after the Claimant has actual knowledge of the Third Person Claim and shall enclose a copy of all papers (if any) served or otherwise received with respect to the Third Person Claim. Nonetheless, the failure of a party or any of its Related Persons to give notice of a Third Person Claim as required by this Section 9.4(a) shall not relieve the other party of its defense and indemnity obligations under this ARTICLE 9 except to the extent such failure materially prejudices the other party's ability to defend effectively against the Third Person Claim.

     (b) In the case of a Claim based upon a Third Person Claim, the Respondent shall notify the Claimant within ten (10) Business Days from Respondent's receipt of the Claim Notice whether the Respondent admits or denies its obligation to indemnify and defend the Claimant against the Third Person Claim. If the Respondent does not notify the Claimant within such ten (10) Business Day period whether the Respondent admits or denies its obligation, the Claims for which the Claimant is seeking indemnity and defense shall be conclusively deemed an obligation of the Respondent hereunder. The Claimant is authorized, prior to and during such ten (10) Business Day period, to file any paper (and take any action) that it shall deem necessary or appropriate to protect its interests.

     (c) If the Respondent admits, or is deemed to have admitted, its obligation to indemnify and defend the Claimant against the Third Person Claim, it shall defend diligently, at its sole cost and expense, the Third Person Claim and shall have full control of such defense and proceedings, including without limitation any compromise or settlement thereof, [subject, however, to the limitations set forth below in this Section 9.4(c)]. If requested by the Respondent, the Claimant shall cooperate with any actions reasonably necessary to contest any Third Person Claim that the Respondent elects to contest (provided, however, that no Claimant shall be required to bring any counterclaim or cross-complaint against any Person). A Claimant may at its sole cost and expense participate in, but not control, any defense or settlement of any Third Person Claim controlled by the Respondent. Without the written consent of the Claimant, which consent shall not be unreasonably withheld, the Respondent shall not settle any Third Person Claim against a Claimant or consent to the entry of any judgment with respect thereto that (1) does not result in a final resolution of the Claimant's liability with respect to the Third Person Claim (including without limitation, in the case of a settlement, an unconditional written release of the Claimant), (2) imposes on the Claimant any material non-financial obligation, or any financial obligation outside the scope of the Respondent's indemnity obligations under this Agreement or (3) imposes on the Claimant a financial obligation that the Respondent is unable or unwilling to immediately satisfy.

     (d) If the Respondent does not admit its obligation or admits its obligation but fails to diligently defend or settle the Third Person Claim, then the Claimant shall have the right to defend against the Third Person Claim at the sole cost and expense of the Respondent, with counsel of the Claimant's choosing, reserving to the Claimant all rights granted hereunder or otherwise against the Respondent, but subject to the right of the Respondent to admit its obligation and assume the defense of the Third Person Claim at any time prior to settlement or final determination thereof. If the Respondent has not yet admitted its obligation for indemnity and defense with respect to a Third Person Claim, the Claimant shall send written notice to the Respondent of any proposed settlement and the Respondent shall have the option for five (5) Business Days following receipt of such notice to (1) admit in writing its obligation for indemnity and defense with respect to such Third Person Claim and (2) if its obligation is so admitted, assume the defense of the Third Person Claim, including without limitation the power to reject the proposed settlement. If the Claimant settles any Third Person Claim over the objection of the Respondent after the Respondent has timely admitted its obligation in writing and assumed the defense of the Third Person Claim, the Claimant shall be deemed to have waived any right to indemnity therefor.

     (E) NOTWITHSTANDING ANY OTHER PROVISION, A CLAIM (LESS AND EXCEPT ANY CLAIM ARISING OUT OF RETAINED LIABILITIES) AGAINST SELLER (WHETHER FOR INDEMNITY, DEFENSE, BREACH OF THIS AGREEMENT OR OTHERWISE) SHALL NOT BE VALID OR ENFORCEABLE IF SELLER DOES NOT RECEIVE A PROPER CLAIM NOTICE FOR SUCH CLAIM WITHIN ONE (1) YEAR OF THE EFFECTIVE TIME.

     9.5 Waiver and Limitation of Indemnities and Certain Damages.

     (a) In no event shall Respondent have any obligations to indemnify or defend a Claimant if the Claim for which indemnity or defense is sought was caused by the gross negligence or willful misconduct of the Claimant. Nor shall any indemnity provisions in this Agreement apply to matters affecting properties (real, personal or mixed) and appurtenant rights (contractual or otherwise) other than those that are covered by this Agreement.

     (b) Each party (for itself and its Related Persons), along with any Person asserting a Claim under this Agreement, waives and agrees not to seek indirect, consequential, punitive, incidental, special or exemplary damages of any kind with respect to any Claim based on, related to or arising out of (in whole or in part in any way) this Agreement, any transaction contemplated hereby or any breach hereof or thereof (whether arising before, at or after any Closing). However, this provision does not diminish or otherwise affect the parties' rights and obligations to be indemnified against, and provide indemnity for, indirect, consequential, incidental, special, punitive or exemplary damages awarded to any Third Person for which indemnification is provided in this Agreement or Seller's right to receive liquidated damages, including without limitation the Deposit, pursuant to the provisions of Section 8.2(d).

     9.6 Records. As soon as reasonably practicable following the Closing, but in no event later than thirty (30) Days thereafter, Seller shall furnish to Buyer all Records. Nonetheless, Seller shall have the right, at its expense before delivery of such Records to Buyer, to make and retain copies of such Records. Buyer shall maintain the Records received from Seller for a period of at least seven (7) years after the Closing and at reasonable times shall afford Seller full access to the Records as reasonably requested by Seller for review and for making and retaining copies thereof at Seller's expense. If any portion of the Records is desired to be destroyed, Buyer shall use reasonable efforts to provide Seller with written notice and the reasonable opportunity to take possession of any or all of the same before such destruction.

     9.7 Confidentiality. The Confidentiality Agreement shall terminate effective as of the Closing only as to the Assets conveyed to Buyer.

     9.8 Transfer of Operatorship. Except as prohibited by Law or applicable Contracts, Buyer shall, upon and after Closing, assume operatorship of (a) the Assets (or portions thereof) operated by Seller (or its designee) at 7:00 a.m. on February 1, 2005. Seller shall use reasonable efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to assist and cooperate with Buyer in connection with its efforts to secure operatorship of all Assets (or portions thereof). As promptly as practicable, Buyer shall file with all pertinent Governmental Authorities all pertinent change-of-operatorship forms and similar applications and instruments.

     (a) Strictly as an accommodation to Buyer, Seller agrees to operate the Subject Interests (limited to those for which either Buyer or Seller is the designated operator) for the account of the Buyer for a period not to extend past February 1, 2005, or such earlier date as may be mutually agreed to by Seller and Buyer. The date when Seller ceases to assist in the operation of the Subject Interests shall be referred to hereafter as the "Termination Date". While acting as operator on Buyer's behalf, Seller shall make good faith efforts to operate the Subject Interests in a manner substantially similar as they were being operated prior to Closing and in material compliance with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations by any Governmental Authority which may have jurisdiction over the Subject Interests. Seller's duties as operator for Buyer during this period shall include marketing (and applicable production reporting for the subject period) of produced oil and gas consistent with past field practices. In the case of an oil spill, blowout, explosion, fire, storm, hurricane or any other emergency situation, Seller shall have the right to make any necessary decisions or expenditures it deems appropriate in good faith as a prudent operator to operate the Subject Interests, and in addition to any other expenditures attributable to the period of time subsequent to the Effective Time, Buyer shall reimburse Seller for any such expenditures. In addition, from the date of Closing to the Termination Date, Seller shall endeavor to (i) assist Buyer in the training of personnel in the operation of the Subject Interests, and (ii) attempt to retain existing contract staff familiar with the operation of the Subject Interests (which endeavors shall not require Seller to incur any monetary or non-monetary obligations).

     (b) Seller further agrees to perform the accounting functions for the Subject Interests in a manner consistent with the performance of such accounting functions prior to the Effective Time for a period ending February 28, 2005, or such earlier date mutually agreed to by the Parties, at which date Buyer shall assume all accounting functions (the "Accounting Closing Date"). In order for Seller to perform the functions set forth in this Section, Buyer shall ensure that all revenues, proceeds and joint interests billings attributable to all production prior to 11:59 pm on the Accounting Closing Date shall continue to be made to Seller. From the date of Closing to the Accounting Closing Date, Seller shall endeavor to make royalty payments that are due, pay appropriate rental payments and handle revenue and expenditure accounting, as to the Subject

Interests. For purposes of this section, revenue accounting functions shall include disbursement of revenue proceeds to all working interest, royalty and overriding royalty owners as well as all rental and right of way payments. Seller will complete revenue accounting for hydrocarbons produced during the period between the Closing and the Accounting Closing Date, it being further understood that this will entail the Seller performing revenue settlement functions for such period after the Accounting Closing Date, but no longer than ninety (90) days after Closing, unless mutually agreed to by the parties. Expenditure accounting functions will include the payment of all expenditures and subsequent billing of same to all working interest owners. Seller will complete expenditure accounting functions for the calendar months falling between the Closing and Accounting Closing Date. With regard to Buyer's interest in the Subject Interests, Seller shall prepare and deliver to Buyer a detailed monthly statement of operating revenues and expenditures, including but not limited to operating costs, capital expenditures, production and ad valorem taxes (hereinafter referred to as "Net Cash Flow"). The form and content of such statement will be determined by the parties and will be issued as soon as practicable. From the Closing through Accounting Closing Date, Seller shall remit to Buyer the Net Cash Flow from the Subject Interests on a monthly basis. Such payments will be made by wire transfer as soon as practicable, but in no event later than forty-five (45) days following the month of production.

     (c) The Parties hereby further agree that Seller shall have no liability to Buyer, or any third party or Governmental Authority and Buyer shall release, defend, and indemnify Seller from, any Claims, actions, suits, proceedings, loss, costs, expenses, liability, property or environmental damage, or other damages to or incurred by Buyer, Seller, any Third Person or Governmental Authority which are attributable to, caused by or related to the use, ownership, operatorship or Seller's operation of the Subject Interests from the Closing to the Termination Date or accounting or other activities conducted by Seller from Closing to the Accounting Closing Date, and with respect to the revenue settlement functions after the Accounting Closing Date, regardless of the sole, joint or concurrent negligence (ordinary or gross, sole or partial), strict liability, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Seller or any other person or party, except to the degree caused by the willful misconduct of Seller.

     (d) Seller shall not be obligated for any expenditures after the Effective Time, and shall be entitled to recover any charges and expenses incurred in the course of such operations or accounting efforts. Buyer, as of the Effective Time, assumes responsibility for all costs and expenses associated with ownership and operation of the Subject Interests, including but not limited to operations, maintenance, repairs, recompilations, reconditioning, modifications, capital expenditures, abandonments and salvage. As payment, Buyer shall pay to Seller an amount equal to (on an 8/8ths basis)all COPAS overheads for all wells to cover for Seller's general and administrative overhead hereunder for the month of January 2005. Subsequent to the month of January 2005 Buyer shall pay $15,000.00 per month to Seller for Seller's performance of accounting functions as described in subsection (b). This payment shall be made to Seller for each month in which Seller performs the functions set forth above in Section 9.8(b) until completion of the revenue settlement functions. Except as provided in this subsection (d), Seller shall not be entitled to any compensation for its operation of the Subject Interests pursuant to this Section.

     9.9 Conveyance Costs. Buyer shall pay all transfer, sales and use Taxes, if any, from or arising out of the sale of the Subject Interests. Buyer is obligated to obtain and shall be solely responsible for filing and recording documents, and obtaining all necessary consents and approvals from Governmental Authorities or other Third Persons that are customarily obtained post-closing related to the transfer of the Subject Interests from Seller to Buyer (including without limitation IRS Form 1099-S and State Mineral Board Form B and for the transfer of operatorship of any Assets (or portions thereof) from Seller or its designee to Buyer or its designee) and for all costs, fees, obligations and liabilities associated therewith. Without limiting the foregoing, Buyer shall file each Assignment for recordation in the conveyance records of each Louisiana parish in which any Leases or Units subject to such Assignment are located and shall make all necessary filings with any Governmental Authority. Buyer shall file and record all such documents as promptly as practicable after the Closing and, as promptly as practicable after such recording or filing, shall furnish Seller with all recording data and a certified copy (or other evidence acceptable to Seller) of all such filings.

     9.10 Revenues, Expenses and Capital Expenditures.

     (a) Except for the Imbalance, Seller shall be entitled to all revenues, credits, refunds, deposits and accounts receivable attributable to, or arising out of, the ownership, operation or use of, the Subject Interests before the Effective Time, no matter when received.

     (b) Except as otherwise provided in Section 6.1(b), Buyer shall be responsible for, and shall pay or cause to be paid when due, all costs, expenses, expenditures, payments and payables (including without limitation capital expenditures, royalties, rentals, Taxes, deposits, advanced billings paid under an operating agreement and all prepaid insurance premiums, utility charges, processing, gathering or transportation charges) and Claims attributable to, or based on, related to or arising out of (in whole or in part in any way) (i) the ownership, operation or use of any Subject Interest at or after the Effective Time and (ii) the Imbalance, no matter when such arises, whether before, at or after the Effective Time.

     9.11 Taxes.

     (a) Subject to Sections 9.1, 9.3 and 9.11(d), Seller shall be responsible for, and shall pay or cause to be paid when due, all Taxes related to or arising out of the ownership, operation or use of the Subject Interests before the Effective Time.

     (b) Subject to Section 9.11(d), Buyer shall be responsible for, and shall pay or cause to be paid when due, all Taxes related to or arising out of the ownership, operation or use of the Subject Interests at or after the Effective Time (excluding Seller's income Taxes from its sale of the Subject Interests hereunder).

     (c) Buyer shall be solely responsible for, and shall pay or cause to be paid when due, all transfer, sales, use or similar Taxes resulting from or associated with the transactions contemplated under this Agreement and all documentary, filing and recording fees required in connection with the filing, recording and approval of the Assignments.

     (d) Ad valorem and other property Taxes due in respect of the Subject Interests for the tax period covering the Effective Time shall be prorated between Buyer and Seller as of the Effective Time. To the extent that Seller has paid any such Taxes before Closing, Buyer will reimburse Seller for the portion of such Taxes that is attributable to the period after the Effective Time. Buyer shall pay or cause to be paid prior to delinquency, and shall be responsible for, all such Taxes not paid before Closing, and Seller will reimburse Buyer for the portion of such Taxes that is attributable to the period before the Effective Time.

     (e) The party responsible for a particular Tax shall be entitled to all deductions, credits and refunds pertaining to such Tax, no matter when received.

     9.12 Further Assurances. From and after Closing, at the request of Seller, but without further consideration, Buyer shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Seller reasonably may request to more effectively put Seller in possession of any property that was not intended by the parties to be conveyed, or should not have been conveyed, to Buyer (including without limitation reassignment from Buyer to Seller of any Subject Interests that were conveyed in violation of a valid Preferential Right or consent to assignment). From and after Closing, at the request of Buyer but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to more effectively put Buyer in possession of the Subject Interests intended to be conveyed. If any of the Subject Interests are incorrectly described, the description shall be corrected upon proof of the proper description. From and after the Closing, Buyer and Seller shall each execute, acknowledge and deliver to the other such further instruments and take such further actions as may be reasonably requested by the other party in order to more effectively assure to the other party the full beneficial use and enjoyment of the Subject Interests and otherwise to accomplish the purposes of the transaction contemplated by this Agreement.

     9.13 Transfers. The parties acknowledge and agree that Buyer's obligations under this Agreement and under each Assignment are real obligations and run with the land and with each subsequent Transfer of the Subject Interests. Any Transfer by Buyer (or any successor or assign thereof) of any right, title or interest in or to any or all portions of the Subject Interests or any Assignment shall be void and unenforceable unless such Transfer specifically references, and is made subject to, this Agreement and such Assignment and specifically provides that each Person acquiring under such Transfer expressly assumes (to the extent of the interest acquired) Buyer's obligations under this Agreement and such Assignment. The parties understand and agree that neither any such Transfer nor any delegation of any or all portions of Buyer's obligations hereunder shall relieve or release Buyer (or any successor or assign thereof) of any obligations to Seller under this Agreement unless Buyer (or any successor or assign thereof) is expressly relieved or released thereof in writing by Seller in its sole and absolute discretion.

     9.14 Survival of Representations, Warranties and Obligations. THE REPRESENTATIONS AND WARRANTIES BY SELLER HEREUNDER AND ALL OBLIGATIONS, COVENANTS AND AGREEMENTS OF SELLER (OTHER THAN IN SECTIONS 4.2 AND 9.11), SHALL TERMINATE ONE (1) YEAR AFTER THE EFFECTIVE TIME AND THEREAFTER NO ACTION MAY BE

COMMENCED (EITHER IN COURT, IN ARBITRATION OR OTHERWISE) BASED UPON A BREACH OF THOSE REPRESENTATIONS, WARRANTIES, OBLIGATIONS, COVENANTS AND AGREEMENTS. All other representations, warranties, indemnities, covenants and agreements and the disclaimers and waivers contained in this Agreement shall, except as expressly provided herein, survive the Closing indefinitely. The parties have made and make no representations or warranties except those expressly set forth in this Agreement.

     9.15 Reservation of Claims Against Third Parties. Except to the extent otherwise reimbursed to Seller under this Agreement, Seller shall be entitled to all amounts included or described within the Excluded Assets, including without limitation the claims or disputes described on Exhibit "I".

     9.16 Default. Seller shall notify Buyer in the event that Seller becomes aware that Buyer or Buyer's successors or assigns have failed to satisfy one or more post-Closing obligations assumed by Buyer pursuant to the terms of this Agreement, the Assignments, and/or any amendments thereto (any such failures hereinafter referred to as a "Default"). Buyer shall correct or redress or respond to or begin to correct or redress or respond to any Default within thirty (30) days after receipt of such written notice or such lesser or greater time as may be dictated by any emergency situation or as required by applicable agreements or any Law.

     (a) Failure to Respond. If (i) within such time as defined hereinabove, Buyer does not correct or redress or respond to or begin to correct or redress or respond to any Default, or (ii) after beginning such efforts Buyer does not correct or redress such Default within a reasonable amount of time and within the time required by any applicable agreements or any Law, or (iii) Seller is unable to locate Buyer in order to notify Buyer after reasonable efforts to do so, Seller, at its option, may endeavor to and shall be authorized to plug and abandon well(s), remove facility(ies) or equipment or restore the surface area(s), or otherwise correct such Default, or cause such to be done. Seller shall exercise reasonable discretion and endeavor to accomplish only that necessary to remedy such Default, all at the entire cost, risk and expense of Buyer. Compliance with the notice requirements under this Agreement shall be considered as sufficient notice to Buyer under this Section 9.16(a).

     (b) Seller Not Obligated to Remedy Buyer's Defaults. Seller shall in no event be obligated to satisfy any Default by Buyer or its successors or assigns.

     (c) Invoicing and Recoupment by Seller. Within a reasonable period of time after any such efforts by Seller to correct or redress such Defaults, Seller shall furnish Buyer at its last known address with detailed invoices and supporting documentation for expenses incurred by Seller in the efforts to correct such Defaults, including without limitation appropriate charges for overhead, salaries, legal costs, permits, penalties, interest, and other losses and expenses incurred for or by Seller for the purpose of correcting or redressing such Defaults. In the event that Buyer does not pay Seller within 15 days after the mailing of said invoices and supporting documentation, Seller shall be entitled to [recover the relevant amount from Buyer together with interest thereon from the date due to, but not including, the date paid at five percent (5%) per annum on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be.]

     (d) Other Remedies Reserved. Seller's right to proceed in the manner above described to correct or redress Defaults of Buyer or its successors or assigns is not intended to be, nor shall it limit or be, exclusive of any other right or remedy, whether personal or in "rem", available to Seller under this Agreement, the Assignments, and/or any amendments thereto, or otherwise by Law, all of which remedies are expressly and fully ratified, granted to and reserved to Seller.

     9.17 Conflict of Interest. Conflicts of interest related to this Agreement are strictly prohibited. Each party, for itself and for its respective directors, partners, employees, and agents warrants, covenants and represents to the other that, except as otherwise expressly provided in this Agreement, neither it nor any of its directors, employees, partners or agents has given to or received from the other party, or such party's directors, partners, employees or agents, any commission, fee, rebate, gift or other thing or service in connection with this Agreement. Likewise, neither Buyer nor any director, employee or agent of Buyer shall enter into any material business relationship with any director, employee or agent of Seller (or of any affiliate of Seller), unless such Person is acting for and on behalf of Seller, without prior written notification thereof to Seller. Buyer and Seller each agree that their respective books and records shall be subject to reasonable audit by the other as may be required to verify compliance with this provision.

     9.18 Nominations and Accounting Responsibilities. From the first day of the first production month following Closing, Seller is relieved of all responsibility for, and Buyer will (a) bear, and commence payment of, all burdens, fees and Taxes on or relating to the Assets (other than as described herein), and (b) perform all nomination, marketing, accounting, royalty payment, reporting, and other administrative responsibilities relating to the Assets.

     9.19 Reasonable Access. Seller shall assist Buyer in Buyer's preparation of a statement of revenues and direct operating expense (including exploration and dry hole costs) for the assets to be sold for the fiscal year ended December 31, 2003 for the sole purpose of determining the significance of the acquisition to Buyer under Securities and Exchange Commission (SEC) rules. Seller shall also afford Buyer and its counsel, internal and independent accountants and any other authorized representatives reasonable access during normal business hours to necessary internal documents (including, without limitation, to their financial accounting, books, records and accountant work papers relating to their assets to be sold, including, without limitation, all accountants work papers) and key employees such that Buyer and its accountants can perform the required audit of the revenues and direct operating expenses of the assets to be sold pursuant to SEC Regulation S-X 210.3-05. Such audit must be completed within 60 days of Closing. If the parties can mutually agree upon the contents of same, then Seller shall provide a signed representative letter to the independent auditor. In no event, however, shall Seller be required to submit any statement or letter hereunder as to the value, amount or existence of any hydrocarbon reserves. Further, in no event shall this Section 9.19 alter the disclaimers and waivers in Sections 4.3-4.5; in the event of any conflict between this Section 9.19 on the one hand and Sections 4.3-4.5 on the other hand, the provisions in Sections 4.3-4.5 shall control.

                                  ARTICLE 10.
                                 Miscellaneous.

     10.1 Notices. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent to the appropriate addresses below by (a) pre-paid U.S. registered or certified mail, (b) hand delivery or (c) facsimile (telecopier) transmission (provided that any facsimile transmission shall be followed within one (1) Business Day by pre-paid U.S. registered or certified mail or by hand delivery). Any such notice or communication shall be deemed given and received effective upon actual receipt by the addressee; nonetheless, if such date is not a Business Day, then such notice or communication shall be deemed given and received on the next date that is a Business Day.

         If to Buyer:

                  c/o Energy Partners, Ltd.
                  201 St. Charles Avenue, Suite 3400
                  New Orleans, Louisiana  70170
                  Attn: L. Keith Vincent
                  Telephone:  (504) 799-1983
                  Facsimile:  (504) 569-1874

         with a copy to

                  Phillip Gobe
                  Energy Partners, Ltd.
                  201 St. Charles Avenue, Suite 3400
                  New Orleans, Louisiana  70170
                  Telephone:
                  Facsimile:

         If to Seller:

                  c/o Castex Energy, Inc.
                  333 North Sam Houston Parkway East
                  Suite 1060
                  Houston, Texas 77060
                  Telephone:  281-447-8601
                  Fax:  281-447-1009
                  Attention:  John Stoika
         with a copy to:

                  Cynthia A. Nicholson
                  Gordon, Arata, McCollam, Duplantis & Eagan, L.L.P. 201 St. Charles Avenue, 40th Floor
                  New Orleans, Louisiana  70170-4000
                  Telephone:  (504) 582-1111
                  Facsimile:  (504) 582-1121

     Each party may change its address by notifying the other party in writing in accordance with this Section 10.1.

     10.2 Public Announcements. Seller and Buyer shall consult with each other with regard to all press releases and other written announcements issued prior to, at or after the Closing concerning this Agreement or the transaction contemplated hereby. Except as may be required by applicable Laws or the applicable rules or regulations of any stock exchange, neither Buyer nor Seller shall issue any such press release or formal public announcement without the prior written consent of the other party. Further, except as may be required by applicable Laws or the applicable rules or regulations of any stock exchange, no press release or other formal public announcement by Buyer shall disclose the identity of Seller without the prior consent of Seller.

     10.3 Amendments. No amendments or other changes to this Agreement shall be effective or binding on a party unless the same shall be in writing and signed by that party.

     10.4 Headings. The titles and headings set forth in this Agreement are included solely for ease of reference and shall not be considered in interpreting or construing this Agreement.

     10.5 Governing Law. This Agreement, each Assignment and all other documents executed pursuant hereto and any Claims based on, related to or arising out of (in whole or in part in any way) this Agreement, the Subject Interests, any Assignment or any other document executed pursuant hereto shall be governed by and construed under the Laws of the State of Louisiana (excluding any choice-of-laws or conflict-of-laws rules that may direct the application of the Laws of another jurisdiction).

     10.6 No Partnership Created. It is not the purpose or intent of the parties to create (and this Agreement shall not be construed as creating) a joint venture, partnership or any type of association. Neither Seller nor Buyer is authorized to act as agent or principal for the other with respect to any matter related hereto.

     10.7 Successors and Assigns. This Agreement shall be binding upon Seller, Buyer and their respective successors and assigns. This Agreement shall inure solely to the benefit of Seller and its successors and assigns and Buyer and its successors and assigns (and, solely to the extent expressly provided for in Section 9.13 and subject to all other limitations herein, Buyer's other Related Persons and Seller's other Related Persons). Before Closing, Buyer shall not Transfer to any Third Person without the prior written consent of Seller any right, title or interest in or to any portion of this Agreement or the Confidentiality Agreement.

     10.8 No Third Person Beneficiaries. Nothing in this Agreement, express or implied, shall entitle any Person (other than Seller or its successors or assigns or Buyer or its successors or assigns or, solely to the extent expressly provided for in Sections 9.13 and 10.7 and subject to all other limitations herein, Buyer's other Related Persons or Seller's other Related Persons) to any Claim, remedy or right of any kind whatsoever.

     10.9 Not Construed Against Drafter. Each party acknowledges that it has had an adequate opportunity to review each and every provision in this Agreement and to submit the same to counsel and other consultants for review and comment and that the parties jointly drafted this Agreement. No provision of this Agreement or any Assignment shall be construed more strictly against one party than the other party by reason that one or the other party proposed, drafted or modified such provision or any other existing or proposed provision.

     10.10 Conspicuousness of Provisions. The parties acknowledge that the provisions in this Agreement or any Assignment that appear in "bold" or in CAPITAL LETTERS satisfy the requirement of any applicable express negligence rule and any other requirement at Law or in equity that provisions contained in a contract be conspicuously marked or highlighted. Nonetheless, by such acknowledgment, neither party concedes that any other provisions are not conspicuous.

     10.11 Execution in Counterparts. This Agreement may be executed in multiple originals or counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same valid and binding agreement.

     10.12 Entire Agreement. This Agreement (together with the Confidentiality Agreement) supersedes all prior and contemporaneous negotiations, understandings, discussions and agreements (whether oral, written or otherwise) between Buyer and Seller relating to the Assets and Assumed Obligations and the purchase and sale of the Subject Interests and constitutes the entire understanding and agreement between the parties with respect to the Assets and Assumed Obligations and the subject matter hereof.

     10.13 Waiver. No waiver of any right herein shall be effective unless set forth in a writing duly executed by the party against whom such waiver is sought to be enforced. No waiver of any provision of this Agreement shall be deemed or constitute a waiver of any other provisions hereof (whether or not similar). No waiver shall constitute a continuing waiver unless otherwise expressly provided in such written waiver.

     10.14 Waiver of Trial by Jury. Without in any manner negating the provisions of Section 10.19 below, the parties irrevocably waive, to the fullest extent permitted by Law, any and all right to a trial by jury in any action, suit or other legal proceeding based on, related to or arising out of (in whole or in any part in any way) this Agreement, any transaction contemplated hereby or any breach hereof or thereof.

     10.15 Waiver of Consumer Rights. As partial consideration for the parties agreeing to enter into this Agreement, the parties each can and do expressly waive those provisions, if any, of the Texas Deceptive Trade Practices-Consumer Protection Act, Texas Business and Commerce Code Article 17.41 et seq., or the Louisiana Unfair Trade Practices and Consumer Protection Law, Louisiana Revised

Statute 51:1401 et seq. (or any similar Law that gives consumers special rights and protection) that apply to this Agreement or the transaction contemplated hereby and may be waived by the parties. It is not the intent of the parties to waive, and the parties shall not waive, any applicable provision thereof that is prohibited by Law from being waived. Each party represents that it has had an adequate opportunity to review the preceding waiver provision (including the opportunity to submit the same to legal counsel for review and comment) and, after consultation with an attorney of its own selection, voluntarily consents to this waiver and understands the rights being waived herein.

     10.16 Expenses of Sale. Except as specifically provided otherwise herein, each party shall be solely responsible for all expenses incurred by it in connection with the negotiation, execution and delivery of, and the transaction contemplated by, this Agreement (including without limitation fees and expenses of its agents, brokers, representatives, counsel, accountants and consultants).

     10.17 Exhibits. All exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

     10.18 Severability. If, for any reason and for so long as, any provision of this Agreement or any Assignment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other provisions of this Agreement and any Assignment shall nevertheless remain in full force and effect and this Agreement and any Assignment shall be construed as if the invalid, illegal or unenforceable provision had never been included. Upon a determination that any provision is illegal, invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement or any applicable Assignment so as to effect the parties' intent as closely as possible in a mutually acceptable manner so that the transaction contemplated hereby be consummated as originally contemplated to the fullest possible extent.

     10.19 Dispute Resolution and Binding Arbitration.

     (a) Sole and Exclusive Method for Resolution of Disputes. Unless otherwise expressly provided herein, any dispute arising out of, in connection with or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 10.19, which shall be the sole and exclusive procedures for the resolution of any such disputes. To the extent, however, that the dispute involves a claim for indemnity otherwise covered by Article 9 of this Agreement, the provisions of this Section 10.19 shall apply in addition to, not in lieu of, the provisions of Article 9.

     (b) Negotiations Between Executives. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the Persons with direct responsibility for administration of this Agreement. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit a written response to the other party. The notice and response shall include:
(a) a statement of that party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other Person who will accompany the executive. Within thirty (30) days after delivery of the initial notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter continue to meet as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     (c) Arbitration. If the dispute has not been resolved by negotiation as provided herein within sixty (60) days after delivery of the initial notice of negotiation described in Section 10.19(b), or if the parties failed to meet within thirty (30) days after delivery of such notice, then either party may initiate arbitration as the exclusive means to finally resolve such dispute. Arbitration shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration ("CPR Rules") then currently in effect and shall be presided over by a tribunal consisting of three arbitrators. Pursuant to the CPR Rules, each party shall have the right to appoint an arbitrator, and the two party-appointed arbitrators shall appoint the third arbitrator, who shall chair the tribunal. All arbitrators shall be knowledgeable in the oil and gas industry (one of whom must be an attorney licensed to practice law in the state of Louisiana) and possess a minimum of fifteen (15) years experience handling matters pertaining to the subject matter of the dispute. The venue of the arbitration hearing shall be Houston, Texas. In resolving the dispute, the arbitrators are not empowered to award damages in excess of compensatory damages, and each party expressly waives and forgoes any right to indirect, consequential, incidental, special, punitive, exemplary or similar damages. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16 and by the parties' choice of law as provided in Section 10.5 of this Agreement, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                  ARTICLE 11.
                                  Definitions.

     11.1 Definitions. Unless expressly otherwise provided elsewhere in this Agreement, (a) all defined terms have the meanings set forth or otherwise referenced in this Article and include the singular and plural and the masculine, feminine and neuter, (b) all references herein to Articles refer to articles in this Agreement, (c) all references herein to Sections refer to sections in this Agreement and (d) the terms "hereby", "herein", "hereof", "hereto" and "hereunder" as used in this Agreement refer to the entirety of this Agreement.

     "Additional Interest" has the meaning set forth in Section 4.9.

     "Adjusted Purchase Price" has the meaning set forth in Section 1.3.

     "Agreement" has the meaning set forth in the preamble hereof.

     "Allocated Amount" for a Subject Interest means the dollar amount that Buyer and Seller mutually agreed be allocated to that Subject Interest as set forth on Exhibit "H" hereto. The Allocated Amount for any Subject Interest not listed on Exhibit "H" hereto is $0.00.

     "Apache Agreement" means that certain Exploration Agreement dated as of December 16, 2002 by and between Seller and Apache Corporation, et al, as same may have been amended.

     "Assessment Information" has the meaning set forth in Section 5.1(d).

     "Assets" means the following described assets (LESS AND EXCEPT the Excluded Assets):

          (a) all right, title and interest of Seller in and to the mineral interests in the lands described in the attached Exhibit "A-1" (hereinafter referred to as the "Lands"), it being Seller's intent to sell, assign and convey all of Seller's interest in the Lands;

          (b) all right, title and interest of Seller in and to the oil, gas and mineral leases described in Exhibit "A" (the "Leases") or production of Hydrocarbons under the terms thereof, including without limitation, working interests, overriding royalty interests, production payments, net revenue interests, reversionary interests, carried interests, net profits interests, and any other interests of a similar nature, (all of which are hereinafter referred to as the "Leasehold Interests" and the lands affected by the Leasehold Interests are herein referred to as the "Leasehold Lands"), it being Seller's intent to sell, assign and convey all of Seller's interest in the Leases, Leasehold Interests and the Leasehold Lands, whether or not specifically described in Exhibit "A" (the Leases, Leasehold Interests and the Leasehold Lands and Lands being collectively referred to as the "Real Property Interests" and individually referred to as a "Real Property Interest";

          (c) all wells (whether producing, plugged and abandoned, temporarily abandoned, shut-in, injection, disposal, water supply or otherwise) that
     (1) are or were situated on or producing from the Real Property Interests or lands pooled or unitized therewith or (2) are listed on Exhibit "B" hereto (collectively, the "Wells");

          (d) all units, pools and communitization areas that relate to any portions of the Real Property Interests (including without limitation all voluntary units formed by unitization, pooling, communitization or spacing designations, declarations or agreements and all compulsory units formed by the Louisiana Commissioner of Conservation or other Governmental Authority) (collectively, the "Units");

          (e) all movable or personal property, improvements, fixtures, platforms, facilities, gathering lines, flow lines, injection lines, pipelines, processing or separating systems and plants, tanks, pits, boilers, buildings, machinery, equipment (surface and downhole), inventory, utility lines, power lines, telephone lines, roads and other appurtenances to the extent the same are situated on, across, under, over or within the Real Property Interests as of the Effective Time or the Closing and used in connection therewith (collectively, the "Equipment");

          (f) all assets specifically described on Exhibit "C" hereto;

          (g) all Hydrocarbons and other substances (1) produced on or after the Effective Time from or allocated to the Real Property Interests or (2) present or stored in treating equipment, separation equipment, lines, pipe, tanks and vessels on or under the Real Property Interests (including without limitation any and all line fill downstream or upstream of any custody transfer point) as of the Effective Time;

          (h) all prepaid items for which Buyer reimburses Seller pursuant to Sections 1.3(a)(1) and 9.10(b);

          (i) all agreements, instruments and other matters identified or described in Exhibit "D" hereto, (2) all agreements, instruments and contract rights (including without limitation all Hydrocarbon purchase and sales agreements, gathering, compression, transportation and processing agreements, balancing agreements, joint venture agreements, easements, rights-of-way, servitudes, road, canal and surface use agreements, permits, licenses, franchises, options, mineral, surface and subsurface leases, farm-out and farm-in contracts, dry hole agreements, area of mutual interest agreements, acreage contribution agreements, operating, exploration and participation agreements, division orders, equipment leases, salt water disposal agreements, servicing agreements and unitization, pooling, communitization or spacing designations, declarations, agreements and orders) to the extent and only to the extent they relate to any of the assets described in clauses (a) through (h) above and (3) all agreements and instruments referenced in any Real Property Interest or in any agreement or instrument under item (1) or (2) above (items (1), (2) and (3) collectively, the "Contracts");

          (j) all suspense accounts maintained by or on behalf of Seller (i) into which have been placed mineral or other proceeds owed to third parties from or attributable to any or all portions of the Real Property Interest (whether pertaining to a period of time before, at or after the Effective
     Time) as a result of title or ownership uncertainty, lack of adequate payor information or any other matter for which mineral or other proceeds are customarily suspended in the ordinary course of business or (ii) that have a negative balance reflecting an account payment owing to Seller by reason of an overpayment of mineral or other proceeds from or attributable to any or all portions of the relevant Real Property Interest ("Negative Balance") and (2) all proceeds or accounts payable or receivable related to the suspense accounts described in item (1) above (items (1) and (2) collectively, the "Suspense Accounts" and that portion of the Suspense Accounts relating to the Negative Balance shall be referred to as the "Negative Balance Suspense Accounts").

          (k) all warranties, to the extent assignable, from Third Persons to Seller regarding the assets described in clauses (a) through (j) above; and

          (l) all of Seller's books, records, files, data and information (including without limitation all lease files, title files, title opinions, curative reports, abstracts, division order files, unitization files, contract files, maps, land and mineral owner correspondence, joint operating agreement files, environmental and regulatory files, operational files, engineering, well, production, geological, paleontological and geochemical files and other files and records of a similar nature) that relate to the assets described in clauses (a) through (k) above but do not relate to or constitute Excluded Assets, less and except any books, records, files, data and information that is subject to attorney-client privilege (specifically excepting any title opinions and/or title correspondence) or unwaived confidentially agreements (collectively, the "Records").

     "Assignment" means a document by which the Assets are to be assigned by Seller to Buyer, such assignment shall be made subject to the terms of the Real Property Interests and the Contracts and shall be substantially in the form of Exhibit "F" hereto and executed and delivered at and for the Closing. It is agreed and acknowledged by Buyer that if on or before Closing all of the items identified in Exhibit "G-2" have not been satisfied, then a specific exception shall be made in each Assignment for those such interests.

     "Assumed Obligations" means any and all past, existing or future obligations, duties, liabilities, costs and expenses (including without limitation those of Seller or any prior owner of any Subject Interest) and all Claims (including without limitation those against Seller, any prior owner of any Subject Interest or any of their Related Persons), based on, related to or arising out of (in whole or in part in any way) any or all of the following (whether or not any clause below may overlap with any one or more other clauses below and whether any such obligation, duty, liability, cost, expense or Claim is currently asserted or unasserted, accrued or unaccrued, known or unknown or foreseen or unforeseen or is direct, indirect, contingent or otherwise):

          (a) the ownership, operation, use or existence of (or any acts, omissions, events, injuries or damages relating to) any or all portions of the Assets at or after the Effective Time;

          (b) except for any matter specifically assumed by Seller pursuant to the provisions of Sections 5.3(a) or (c) and only to the extent assumed thereunder, any Environmental Claim (no matter when arising whether before, at or after the Effective Time) based on, related to or arising out of (in whole or in part in any way) ownership, operation or use of any or all portion of the Assets;

          (c) the obligation for Plugging and Abandonment or attempted plugging, abandonment or site restoration (no matter when arising whether before, at or after the Effective Time), of any or all portions of the Assets (whether or not the Louisiana Office of Conservation or any other Governmental Authority reflects such Well, Unit or other property as having been previously plugged, abandoned or remediated for regulatory purposes or otherwise);

          (d) any underproduced or overproduced gas position at or after the Effective Time with respect to any or all portions of the Assets (including without limitation with respect to Taxes or royalties due or payable on the value of any such underproduced or overproduced gas);

          (e) any fact or circumstance referenced in any Defect Notice, except those cured or deemed cured by Seller;

          (f) any and all Suspense Accounts (including without limitation for paying or disbursing or, in the event of a negative balance, recouping any Suspense Account, for administering any Suspense Account, for any duties, obligations or Claims based on, related to or arising out of (in whole or in part in any way) any Suspense Account and for any reports and payments concerning unclaimed properties with respect to any Suspense Account, whether under the Louisiana Unclaimed Property Act or any other Law);

          (g) the ownership, operation, use or existence of (or any acts, omissions, events, injuries or damages relating to) any or all portions of the Assets (no matter when arising whether before, at or after the Effective Time) for which Seller has not received a proper Claim Notice in accordance with Article 9 within one (1) year after the Effective Time;

          (h) the obligation to comply with those matters identified in Sections 11.58(u), (v) and (x).

          (i) the Preferential Rights and the Consents and the obligations assumed pursuant to Section 4.10;

          (j) any Environmental Defect specifically assumed by Buyer pursuant to the provisions of Section 5.3(b);

          (k) all obligations assumed pursuant to the provisions of Section 5.5;

          (l) all other items assumed by Buyer herein or deemed to be assumed by Buyer pursuant to the terms of this Agreement;

          (m) the obligation to execute, deliver and/or receive (as appropriate) the assignments, leases, joint operating agreements and any other matters identified in Exhibit "G-1";

          (n) all obligations assumed pursuant to Section 4.5;

          (o) all Casualty Losses; and

          (p) any Consent waived by Buyer.

     "Bonds" has the meaning set forth in Section 7.1(e).

     "Business Day" means a Day excluding Saturdays, Sundays and federal or State of Louisiana legal holidays.

     "Buyer" has the meaning set forth in the preamble hereof.

     "Casualty Loss" means any material damage or destruction to any Subject Interest during the Interim Period by fire, blowout or other casualty or any actual or threatened taking of any Subject Interest during the Interim Period by condemnation or the right of eminent domain.

     "Claim" means any and all claims, demands, disputes, suits, actions, proceedings, investigations, payments, liens, settlements, offsets, adjustments, causes of action, losses, debts, obligations, arbitration or other awards, settlements, judgments, damages, liabilities, fines, sanctions, penalties, expenses and costs (including without limitation attorneys' fees, experts' fees and costs of litigation and investigation), whether based on, related to or arising out of (in whole or in part in any way) tort, contract, quasi-contract, strict liability, unseaworthiness of any vessel, misrepresentation, equity, indemnity, contribution, violation or operation of any Law or any other cause whatsoever.

     "Claim Notice" has the meaning set forth in Section 9.4 (a).

     "Claimant" has the meaning set forth in Section 9.4.

     "Close" or "Closing" means the consummation of the principal transactions hereunder for the transfer of the Subject Interests, as described in ARTICLE 7.

     "Confidentiality Agreement" means that certain confidentiality agreement, dated October 12, 2004, by and between Seller (or a Related Person thereof) and Buyer

     "Consents" has the meaning set forth in Section 4.11.

     "Contracts" has the meaning set forth in the definition of "Assets".

     "CPR Rules" has the meaning set forth in Section 10.19(c).

     "Day" means a calendar day consisting of twenty-four (24) hours from midnight to midnight.

     "Default" has the meaning set forth in Section 9.16.

     "Deposit" has the meaning set forth in Section 1.2.

     "Downward Defect Adjustment" has the meaning set forth in Section 4.8.

     "Effective Time" means November 1, 2004, at 7:00 a.m. Central Time.

     "environmental data" has the meaning set forth in Section 5.1.

     "Environmental Claims" mean any or all Claims based on, related to or arising out of (in whole or in part in any way) (a) pollution of, damage to or remediation of the soil, ground water or air, (b) liabilities arising out of underground injection activities or waste disposal, (c) violations of or liabilities based on, related to or arising out of (in whole or in part in any way) any Environmental Laws, (d) NORM or asbestos, (e) hazardous or toxic materials, (f) environmental defects, (g) Plugging and Abandonment of any well, unit or other movable or immovable property, (h) personal injury or property damage, and (i) all Environmental Defects (less and except only those specifically retained by Seller pursuant to Section 5.3 (a) and (c)).

     "Environmental Defect" has the meaning set forth in Section 5.2(a).

     "Environmental Defect Minimum Threshold" has the meaning set forth in
Section 5.2(a).

     "Environmental Laws" has the meaning set forth in Section 5.4.

     "Environmental Objection Period" has the meaning set forth in Section
5.2(a).

     "Equipment" has the meaning set forth in the definition of "Assets".

     "Excluded Assets" mean, and the assets to be sold under any Assignment exclude, the following:

          (a) any asset described on Exhibit "E" hereto;

          (b) any and all well logs, geophysical and geological maps and other engineering, production, geological, geochemical and geophysical data that Seller does not have the unrestricted right to transfer and sell to Buyer;

          (c) any and all seismic data and seismic licenses less and except that particularly described on Exhibit "C" hereto;

          (d) any and all intellectual property of Seller, including without limitation proprietary computer software, patents, trade secrets, copyrights, names, marks and logos;

          (e) any and all vehicles, trucks (including associated tools), boats, vessels and trailers;

          (f) any and all tools, pulling machines, warehouse stocks, microwave equipment, computer equipment and remote terminal units;

          (g) any bonds filed with or delivered or payable to any Governmental Authority or other Third Person by or on behalf of Seller or any of its Related Persons and any letters of credit, certificates of deposit and similar security instruments on behalf of Seller or any of its Related Persons;

          (h) any Subject Interest deemed under Section 4.10(a) to constitute an "Excluded Asset" (except as provided in and subject to Section 4.10(b));

          (i) any and all accounts receivable, notes receivable, other receivables, insurance or settlement proceeds, awards, credits, refunds, income, loss carry forwards, funds, revenue (including without limitation deposits, cash, checks or drafts in process of collection and cash equivalents), rights and Claims in favor of Seller (including without limitation from damage, destruction or condemnation of any Subject Interest, under any policy or agreement of insurance or indemnity, under any bond, from reductions or adjustments in insurance premiums, from audits under operating agreements, from the payment of cash calls in excess of the amount spent to perform the operations relating thereto, from the payment of joint interest billings in excess of the amount properly chargeable to the account under applicable agreements, from refunds or credits of Taxes, under any Contract or from any litigation or Claim listed on Exhibit "I" hereto) with respect to (1) any act, omission or event occurring before the Effective Time or (2) any asset described in any of clauses (a) through (i) above; and

          (j) any and all of Seller's books, records, files, data and information related to (1) any past, present or future offers, bids, economic analyses or due diligence associated with the purchase, sale or exchange of any or all portions of the Assets, (2) proprietary information,
     (3) interpretive information, (4) reserve information and reports, (5) internal communications, (6) personnel information, (7) corporate, financial or Tax information, (8) auditor's reports or review, (9) information covered by a legal privilege or immunity, (11) legal files,
     (12) information that Seller is prohibited by Law or agreement from disclosing or delivering to Buyer or (13) any assets described in any of clauses (a) through (j) above.

     "Final Accounting Settlement" has the meaning set forth in Section 1.6.

     "GAAP" means generally accepted accounting principles in effect in the United States at the Effective Time.

     "Governmental Authority" means any federal, state, parish, local, municipal, foreign or other (a) government or political subdivision; (b) governmental or quasi-governmental authority of any nature (including without limitation any governmental agency, branch, department, authority, commission, commissioner, official or entity, any tribal authority and any court or other tribunal); or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hydrocarbons" mean oil, natural gas, casinghead gas, condensate, other hydrocarbons and any other substances produced with any of the foregoing as well as any components and by-products of any of the foregoing.

     "Imbalance Price" means 4.50 ($4.50) per MMBtu.

     "Imbalance" has the meaning set forth in Section 1.4.

     "Inc." has the meaning set forth in the preamble hereof.

     "Interim Period" means that period of time from the execution of this Agreement up to the Closing.

     "Knowledge" with respect to Seller means the actual knowledge of any officer, director or shareholder of Inc. and with respect to Buyer means the actual knowledge of any current officer of Buyer.

     "Lands" has the meaning set forth in the definition of "Assets".

     "Law" means any law, statute, ordinance, permit, decree, order, judgment, rule, regulation, controlling judicial or administrative decision or legal requirement that is promulgated, issued or enacted by any Governmental Authority, whether arising in law (statutory, common, admiralty, civil, judicial, administrative or otherwise), equity or otherwise.

     "Leasehold Interests" has the meaning set forth in the definition of "Assets".

     "Leasehold Lands" has the meaning set forth in the definition of "Assets".

     "Leases" has the meaning set forth in the definition of "Assets".

     "Material Adverse Effect" means any actual or prospective change, development, or effect (individually or in the aggregate), which has or could reasonably be expected to have (as the context requires) a material and adverse effect on the condition or operation of the Real Property Interests, and has the effect of reducing the value of the Real Property Interests by an amount that is equal to or greater than five percent (5%) of the Purchase Price.

     "Negative Balance" has the meaning set forth in the definition of "Assets".

     "Negative Balance Suspense Accounts" has the meaning set forth in the definition of "Assets".

     "Non-Environmental Claims" means all Claims other than Environmental
Claims.

     "NORM" means naturally occurring radioactive materials.

     "Objection Notice" has the meaning set forth in Section 1.6(b).

     "Objection Period" has the meaning set forth in Section 4.6.

     "Permits" means the permits, licenses, authorizations, certificates, registrations, or other approvals granted by any Governmental Authority that pertain or relate in any way to the Assets.

     "Permitted Encumbrance" means

                  (a) those liens, mortgages, security interests and encumbrances listed on Exhibit "J" hereto to the extent released prior to or at Closing;

                  (b) all liens, privileges, Claims and encumbrances for or in respect of Taxes not yet delinquent or being contested in good faith;

                  (c) all mechanic's, materialman's, repairman's, employee's, contractor's, operator's, non-operator's or similar liens or privileges the payment for which they secure is not delinquent, is being properly withheld under applicable contract or Law or is being contested in good faith;

                  (d) the existence of any security interest created against any or all portions of the Subject Interests insofar as they have arisen by virtue of one or more operating agreements, to the extent that they are for charges not yet delinquent or being contested in good faith;

                  (e) all unit, pooling, communitization and spacing designations, declarations and agreements in effect or pending as of the date of this Agreement;

                  (f) all Title Defects and other liens, mortgages, security interests, Claims, encumbrances, burdens and defects (1) that Buyer does not set forth in a timely and proper Title Defect Notice (except for Title Defects arising by, through or under Seller), (2) to the extent that they do not relate to a Scheduled Interest, (3) that have either expired or been released or waived at or before Closing or (4) for which Seller delivers a recordable release or cures at or before Closing;

                  (g) Lessor's or landowner's royalties, mineral royalties or servitudes, overriding royalties, reversionary interests and other burdens on the Real Property Interests if the net cumulative effect of such burdens does not operate to reduce the net revenue interest set forth in Exhibit "H" or increase the working interest above that shown in Exhibit "H" without a corresponding increase in the net revenue interest;

                  (h) all Preferential Rights in connection with any Transfer or proposed Transfer of any Subject Interest (1) that Buyer does not set forth in a timely and proper Preferential Right Notice, (2) to the extent that they do not relate to a Scheduled Interest, (3) for which waivers or consents have been obtained from the appropriate parties at or before Closing, (4) under this Agreement or otherwise from Seller to Buyer or (5) for which the time for asserting such Preferential Rights has expired without exercise at or before Closing;

                  (i) all necessary consents, permissions and approvals and other actions by any Governmental Authority or other Third Person in connection with any Transfer or proposed Transfer of any Subject Interest (1) with respect to which waivers or consents are obtained at or before the Closing, (2) to the extent that they do not relate to a Scheduled Interest, (3) that are not required to be obtained until after the Closing, (4) that are customarily received after the closing of a sale or other Transfer of title, operatorship or control or (5) that are waived by Buyer;

                  (j) all necessary notices to or filings with any Governmental Authority or other Third Person in connection with any Transfer or proposed Transfer of any Subject Interest (1) that have been made at or before the Closing, (2) to the extent that they do not relate to a Scheduled Interest, (3) that are not required to be made until after the Closing or (4) that are customarily made after the closing of a sale or other Transfer of title, operatorship or control;

                  (k) irrespective of clause (k) or (l), all necessary consents and approvals by and notices to (1) the State of Louisiana or any political subdivision thereof (through the State Mineral Board or otherwise) with respect to the transfer to Buyer of interests in a right of way, servitude or mineral lease issued by or on behalf of the State of Louisiana or a political subdivision thereof (through the State Mineral Board or otherwise) or (2) any federal Governmental Authority with respect to the transfer to Buyer of interests in a right of way, servitude or mineral lease issued by or on behalf of the United States of America;

               (l) all contractual rights of reassignment arising upon a decision or election to surrender or abandon all or any portion of the Subject Interests;

                  (m) all rights reserved to or vested in any Governmental Authority to control or regulate any of the Subject Interests in any manner, and all applicable Laws;

                  (n) all calls on or preferential rights to purchase production from any of the Subject Interests so long as (1) the price to be paid therefor is not less than the average posted price in the field for Hydrocarbons of similar quantity and quality or (2) such call or right is terminable, without penalty, upon Sixty (60) Days' notice or less;

                  (o) all subsidence, erosion, dereliction or accretion of, or tidal influences on, the Real Property Interests;

                  (p) the navigability or non-navigability of any waters;

                  (q) all Claims (whether currently asserted or unasserted, accrued or unaccrued, known or unknown or foreseen or unforeseen and whether direct, indirect, contingent or otherwise) based on, related to or arising out of (in whole or in part in any way) any Assumed Obligation;

                  (r) all agreements, instruments, obligations, burdens, rights, defects and irregularities (including without limitation contracts for sale, purchase, exchange or processing of Hydrocarbons, unitization, communitization and pooling designations, declarations, agreements and orders, operating agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, division orders, lessor's or landowner's royalties, mineral royalties, mineral servitudes, overriding royalties, net profits interests, carried interests, reversionary interests, non-consent penalties, liens, charges, encumbrances, easements, rights of way, servitudes, surface leases and permits) that (1) do not operate to increase the gross working interest (without a corresponding increase in the net revenue interest), or decrease the net revenue interest, of Seller in any of the Scheduled Interests from that set forth on Exhibit "H" hereto and (2) are not such as will interfere materially with the ability to operate the Scheduled Interests in the manner they were operated at the Effective Time;

                  (s) non-consent penalties under non-consent elections made prior to the date of Seller's execution of this Agreement, which are applicable to the interest of Seller arising under applicable operating agreements and are listed on Exhibit "N";

                  (t) easements, rights-of-way, servitudes, permits, surface leases and other rights relating to or restricting surface operations and/or use on, over or in respect to an Asset, provided they do not materially and adversely affect the ability to produce the Wells, to transport Hydrocarbons, or to otherwise operate the Assets in the manner in which such Assets were operated as of the Effective Time;

                  (u) the failure of Seller to have record title to the Real Property Interests set forth on Exhibit "G-1" under the heading "Assignments, Leases and Other Instruments Due to Seller" that have been earned or acquired by Seller but have not yet been assigned of record to Seller;

                  (v) the obligations of Seller to convey title to interests in the Lands and leasehold interests and leases as set forth on Exhibit "G-2" under the heading "Assignments, Leases and Other Instruments Owed by Seller" that are owed by Seller to third parties but have not yet been assigned or conveyed by Seller;

                  (w) the matters addressed in Section 4.5;

                  (x) the failure of Seller and/or Third Persons to have executed the agreements and other instruments identified on Exhibits "G-1" and "G-2"; and

                  (y) the Apache Agreement.

     "Person" means any natural person, corporation, partnership, limited partnership, limited liability partnership, joint venture, limited liability company, joint stock company, organization, association, trust, estate or succession, any Governmental Authority or any other legal or juridical entity or person in any capacity.

     "Plugging and Abandonment," "Plug and Abandon" and "Plugged and Abandoned:" refer (a) with respect to a well, the plugging (and as necessary replugging) and abandonment of the well, the salvage and removal of all associated well collars, well structures, platforms, tank batteries, compressors, injectors, equipment and other movable property (whether placed before or after the Effective Time), the removal, flushing and capping of all associated flowlines, gathering lines and field transmission lines, the salvage and removal of platforms, equipment and underwater or underground obstructions, the closure and remediation of all associated wellsites, pits and canals, the disposal of all related waste materials (including without limitation any salt residue, NORM, asbestos and hazardous or toxic materials) and the restoration of the associated surface, subsurface, wetlands, marshes and water bottoms and (b) with respect to any land (including without limitation water bottoms), unit or other property, the Plugging and Abandonment (within the meaning of clause (a) above) of all wells on, under or associated with such land, unit or other property, the removal, flushing and capping of all flowlines, gathering lines and field transmission lines across or associated with such land, unit or other property, the salvage and removal of platforms, equipment and underwater or underground obstructions, the closure and remediation of all wellsites, pits and canals on, under or associated with such land, unit or other property, the disposal of all waste materials (including without limitation any salt residue, NORM, asbestos and hazardous or toxic materials) on, under or associated with such land, unit or other property and the restoration of all surface, subsurface, wetlands, marshes and water bottoms on, under or associated with such land, unit or other property

     "Preferential Right" has the meaning set forth in Section 4.11.

     "Preferential Right Notice" has the meaning set forth in Section 4.11.

     "Preliminary Accounting Statement" has the meaning set forth in Section
1.5.

     "Purchase Price" has the meaning set forth in Section 1.2.

     "Real Property Interests" has the meaning set forth in the definition of "Assets".

     "Records" has the meaning set forth in the definition of "Assets".

     "Referee" means Price Waterhouse.

     "Related Person" with respect to the Person specified means (a) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified or a Person described in clause (b); and (b) any director, officer, employee, trustee, member, shareholder, partner, representative, insurer, agent, attorney, consultant, subcontractor, contractor, invitee, nominee, successor or assignee (or, only with respect to Seller as the Person specified, any predecessor-in-interest) of the Person specified or of a Person described in clause (a). For purposes of this definition, the term "controls or is controlled by or is under common control with" refers to the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

     "Respondent" has the meaning set forth in Section 9.4.

     "Retained Liabilities" means any and all past, existing or future obligations, duties, liabilities, costs and expenses (including without limitation those of Seller or any prior owner of any Subject Interest) and all Claims (including without limitation those against Seller, any prior owner of any Subject Interest or any of their Related Persons), based on, related to or arising out of (in whole or in part in any way) any or all of the following (whether or not any clause below may overlap with any one or more other clauses below and whether any such obligation, duty, liability, cost, expense or Claim is currently asserted or unasserted, accrued or unaccrued, known or unknown or foreseen or unforeseen or is direct, indirect, contingent or otherwise):

          (a) relating to any Excluded Assets; and

          (b) the Claims and litigation described on Exhibit "I".

     "Review Period" has the meaning set forth in Section 4.1.

     "Scheduled Interest" means a Subject Interest that is attributable to a Well, Leasehold Interest or other property interest specifically identified on Exhibit "H" hereto as having an Allocated Amount greater than $0.00.

     "Seller" has the meaning set forth in the preamble hereof.

     "Subject Interest" means any portion (and "Subject Interests" means any or all) of Seller's right, title and interest in, to and under, or derived from, the Assets. The terms "Subject Interest" and "Subject Interests" do not include any right, title or interest in, to, under or derived from any Excluded Asset.

     "Suspense Accounts" has the meaning set forth in the definition of "Assets".

     "Taxes" means all taxes and assessments of any kind (including without limitation excise taxes, severance taxes, windfall profit taxes, ad valorem taxes, franchise taxes, income taxes, transfer, sales, use and similar taxes and any other federal, state or local taxes and assessments) as well as all interest, penalties and additional amounts that may be imposed with respect thereto.

     "Third Person" means any Person other than Seller and Buyer.

     "Third Person Claim" has the meaning set forth in Section 9.4(a).

     "Title Defect" with respect to a Scheduled Interest means a defect (not qualifying as a Permitted Encumbrance) by reason of which, based on circumstances in effect at the time of Closing (without considering any Assignment hereunder), (a) such Scheduled Interest is subject to liens and encumbrances, (b) Seller owns less than the undivided interests set forth in Exhibit "H" hereto as net revenue interests in all Hydrocarbons produced, saved and marketed from such Scheduled Interest or (c) Seller's obligation to bear costs and expenses for developing and operating the oil and gas wells comprised by such Scheduled Interest will be greater than the undivided interests set forth in Exhibit "H" hereto as gross working interests (without a proportionate increase in the net revenue interests). No Defect shall exist as to any Subject Interest that (i) is not a Scheduled Interest or (ii) does not have an Allocated Amount greater than $0.00.

     "Title Defect Notice" has the meaning set forth in Section 4.6(a).

     "Transfer" means assign, sell, alienate, lease, sublease, farmout, convey, mortgage, encumber or otherwise voluntarily or involuntarily transfer or dispose of in any manner in whole or in part (whether in the form of a fee interest, a leasehold interest, a working interest, a carried interest, a royalty or overriding royalty interest, a net profits interest, a mortgage, lien, privilege or other security interest or otherwise) or commit to do any of the foregoing.

     "Units" has the meaning set forth in the definition of "Assets".

     "Upward Adjustment" has the meaning set forth in Section 4.9.

     "Wastes" has the meaning set forth in Section 5.4.

     "Wells" has the meaning set forth in the definitions of "Assets".

     "Working Interest" is as set forth on Exhibit "H".

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives hereunto duly authorized as of the date first above written in the presence of the undersigned witnesses.

Witnesses to all signatures:        SELLER:

                                    Castex Energy 1995, L.P.
                                    By: Castex Energy, Inc., its general partner
  /s/ Kevin J. Ikel                 By:     /s/ John R. Stoika
--------------------------------           --------------------------------
Name  Kevin J. Ikel                 Name:       John R. Stoika
     ---------------------------           --------------------------------
  /s/ Laura Holeman                 Title:      President
--------------------------------           --------------------------------
Name  Laura Holeman

                                    Castex Energy, Inc.
  /s/ Kevin J. Ikel                 By:     /s/ John R. Stoika
--------------------------------           --------------------------------
Name  Kevin J. Ikel                 Name:       John R. Stoika
     ---------------------------           --------------------------------
  /s/ Laura Holeman                 Title:      President
--------------------------------           --------------------------------
Name  Laura Holeman

                                    BUYER:

                                    Energy Partners, Ltd.
 /s/ Kevin J. Ikel                  By:     /s/ L. Keith Vincent
--------------------------------           --------------------------------
Name Kevin J. Ikel                  Name:       L. Keith Vincent
     ---------------------------           --------------------------------
/s/ Laura Holeman                   Title:      Vice-President - Land
--------------------------------           --------------------------------
Name  Laura Holeman

                                    EPL of Louisiana, L.L.C.
                                    By: Energy Partners, Ltd., its sole member
   /s/ Kevin J. Ikel                By:     /s/ L. Keith Vincent
--------------------------------           --------------------------------
Name   Kevin J. Ikel                Name:       L. Keith Vincent
     ---------------------------           --------------------------------
/s/ Laura Holeman                   Title:      Vice-President - Land
--------------------------------           --------------------------------
Name Laura Holeman

                                 Acknowledgments

STATE OF            Texas
           ------------------------------------------
COUNTY OF           Harris
           ------------------------------------------

     BEFORE ME, the undersigned Notary Public in and for the jurisdiction listed above, on this day personally appeared John R. Stoika ("Seller's Appearer"), who, together with the two competent witnesses whose names appear on the foregoing instrument, signed the foregoing instrument on this date in my presence and who acknowledged to me, these same two witnesses and Seller's Appearer, being fully authorized to do so, that Seller's Appearer executed and delivered the foregoing instrument on this day as the President of Castex Energy, Inc. on behalf of Castex Energy, Inc., a Texas corporation and on behalf of Castex Energy, Inc. in its capacity as general partner of Castex Energy 1995, L.P, Texas limited partnership, and as the free act and deed of such corporation and such limited partnership for the purpose and consideration therein expressed and was duly authorized to do so by the _______ board of directors of Castex Energy, Inc.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 16th day of December 2004, in the jurisdiction listed above in the presence of Seller's Appearer and the two competent witnesses.

                                                /s/ Robbie Van
                                               --------------------------------
                                                NOTARY PUBLIC

STATE OF          Texas
           ------------------------------------------
COUNTY OF         Harris
           ------------------------------------------

     BEFORE ME, the undersigned Notary Public in and for the jurisdiction listed above, on this day personally also appeared Keith Vincent ("Buyer's Appearer"), who, together with these same two competent witnesses, signed the foregoing instrument on this date in my presence and who acknowledged to me, these same two witnesses and Energy's Appearer, being fully authorized to do so, executed and delivered the foregoing instrument on this day as the Vice President of Energy Partners, Ltd. ("Energy"), a Delaware corporation on behalf of Energy and on behalf of Energy as the sole member of EPL of Louisiana, L.L.C., a Louisiana limited liability company, and as the free act and deed of Energy and such limited liability company for the purpose and consideration therein expressed and was duly authorized to do so by the Board of Directors of Energy.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 16th day of December 2004, in the jurisdiction listed above in the presence of Energy's Appearer and these same two competent witnesses.

                                                /s/ Robbie Van
                                               --------------------------------
                                                NOTARY PUBLIC